Exhibit 10.13

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SECURITIES AND EXCHANGE COMMISSION.

EXECUTION VERSION

CO-PROMOTION AND STRATEGIC MARKETING SERVICES AGREEMENT

between

ASTRAZENECA UK LIMITED

and

ABRAXIS BIOSCIENCE, INC.

DATE: APRIL 26, 2006

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(i)

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8.2	Monthly Tracking Reports	32
8.3	Net Sales Reports	34
8.4	Shared Expenses Reports	36
8.5	Detail Audits	36
8.6	Detail Message Audits	37
8.7	Financial Audits	37

9	Fees and Expenses	39

9.1	Signing Fee	39
9.2	Co-Promotion Compensation	39
9.3	Shared Expenses	40
9.4	Other Expenses	41
9.5	Residual Compensation	41
9.6	New Indication Fee	42
9.7	Form of Payment	43

10	Committees	43

10.1	Governance Structure	43
10.2	Joint Operating Committee (“JOC”)	43
10.3	Joint Brand Team	44
10.4	Dispute Resolution	46

11	Business Plan	47

11.1	Business Plan	47
11.2	Preparation and Adoption of Business Plans	49
11.3	Material Amendments of Business Plan	50
11.4	Additional Expenses	51

12	Product Supply	51

12.1	Orders for Products; Terms of Sale	51
12.2	Returned Product	51
12.3	Recalled Product	52
12.4	Supply; Regulatory Requirements	52
12.5	Failure of Supply	53

13	Regulatory Matters	55

13.1	Ownership of Regulatory Documentation and Approvals	55
13.2	Regulatory Reporting	55
13.3	Adverse Event, Field Alert and Product Quality Complaint Notification and Reporting`1	56
13.4	Requests for Medical Information	58

(ii)

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14	Noncompetition	59

14.1	Noncompetition	59
14.2	[Intentionally Omitted]	61
14.3	Remedies	62

15	Confidentiality	63

15.1	Confidential Information	63
15.2	Exceptions to Confidentiality	63
15.3	Authorized Disclosure	64
15.4	Notification	64
15.5	Destruction of Confidential Information	64
15.6	Remedies	65

16	Intellectual Property Rights	66

16.1	Intellectual Property	66
16.2	No Ownership or Rights in Intellectual Property	66
16.3	Intellectual Property Infringement	69

17	Representations and Warranties	71

17.1	Representations and Warranties of Each Party	71
17.2	Representations and Warranties of Abraxis	72

18	Indemnification	74

18.1	Indemnification of Abraxis	74
18.2	Indemnification of AstraZeneca	74
18.3	Notice of Claim	75
18.4	Indemnification Procedures	75

19	Generic Product; Net Sales Failure	78

19.1	Generic Product	78
19.2	Net Sales Failure	78
19.3	Consequences of Termination for Net Sales Failure	79

20	Change of Control	80

21	Term and Termination	80

21.1	Term	80
21.2	Termination	80
21.3	Effect of Termination or Expiration	82
21.4	Return of All Materials	83
21.5	Survival	83

(iii)

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22	Governing Law, Jurisdiction; Dispute Resolution	83

22.1	Governing Law	83
22.2	Jurisdiction	84
22.3	Dispute Resolution	84

23	Force Majeure	84

24	Waiver and Non-Exclusion of Remedies	85

25	Notices	86

25.1	Notice Requirements	86
25.2	Address for Notice	86

26	Entire Agreement	87

27	Amendment	87

28	Assignment	87

29	No Benefit to Others	88

30	Counterparts	89

31	Severability	89

32	Further Assurance	89

33	Publicity	89

34	Relationship of the Parties	90

Schedules

Schedule 9.6 — New Indication Fee

Schedule 17.2.1 — Product Patents

(iv)

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CO-PROMOTION AND STRATEGIC MARKETING SERVICES AGREEMENT

This Co-Promotion and Strategic Marketing Services Agreement (the “Agreement”) is dated as of the 26th day of April 2006 by and between

(1)	ASTRAZENECA UK Limited, a company incorporated under the laws of England and Wales with offices at 15 Stanhope Gate, London W1K 1LN, England (“AstraZeneca”); and

(2)	Abraxis Bioscience, Inc., a Delaware corporation with offices at 11777 San Vicente Boulevard, Suite 500, Los Angeles, California 90049, USA (“Abraxis”);

Recitals

a.	WHEREAS, Abraxis possesses the exclusive right to develop, market, promote and sell the Product (as defined herein) in the Territory (as defined herein);

b.	WHEREAS, AstraZeneca has significant experience in the marketing and promotion of prescription pharmaceutical products not only in the Territory but worldwide;

c.	WHEREAS, AstraZeneca and Abraxis wish to collaborate with each other to co-promote the Product in the Territory on the terms and conditions set forth herein;

d.	WHEREAS, Abraxis wishes to access and secure certain strategic, technical and marketing services of AstraZeneca;

e.	WHEREAS, Abraxis and AstraZeneca wish to potentially collaborate and access AstraZeneca’s strategic market knowledge in respect of oncology in the ROW Territory (as defined in Section 3.3) and Abraxis wishes to provide AstraZeneca with an opportunity to co-promote the Product in the ROW Territory under the circumstances set forth in Section 3.3 of this Agreement;

f.	WHEREAS, Abraxis and AstraZeneca wish to potentially collaborate and access AstraZeneca’s strategic market knowledge in respect of oncology in the ROW Territory and Abraxis wishes to provide AstraZeneca with an opportunity to co-promote [***] in the [***] (as defined in Section 3.4) under the circumstances set forth in Section 3.4 of this Agreement; and

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g.	WHEREAS, simultaneously herewith, Abraxis and AstraZeneca are entering into an Asset Purchase Agreement providing for the sale by AstraZeneca and the purchase by Abraxis of AstraZeneca’s local anesthetic business in the United States and its territories and possessions, which Asset Purchase Agreement and related agreements provide for a long term product supply agreement; and AstraZeneca providing Abraxis with an opportunity to purchase AstraZeneca’s local anesthetic business outside of the United States and its territories and possessions, subject to and in accordance with the terms of such Asset Purchase Agreement.

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Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1	Definitions

Unless otherwise specifically provided in this Agreement, the following terms shall have the following meanings:

“A&P Expenses” means all costs and expenses:

•	incurred by AstraZeneca or Abraxis and paid or payable to a third party (including individuals who are independent contractors engaged to perform services but excluding employees and contract sales forces) by AstraZeneca or Abraxis in connection with the marketing, advertising, and promotion of the Product in the Territory, including: (A) marketing and marketing research costs; (B) non-personal promotion and advertising costs (including costs of direct-to-consumer advertising, journal advertising, Promotional Materials, direct mail, reminder promotions and web-based promotions); (C) public relations costs; (D) non-salary training expenses (including training materials and travel and lodging costs incurred directly in connection with training of a Designated Sales Force); (E) joint AstraZeneca and Abraxis promotional and sales meetings (it being acknowledged and agreed that the costs and expenses of each Party’s own regional and national sales meetings shall not constitute A&P Expenses), and (F) meeting and facilities rental and administration costs; provided that neither the costs and expenses of a third party sales force nor the costs or expenses of compensation and benefits paid or granted to employees of AstraZeneca or Abraxis and their respective Affiliates shall constitute A&P Expenses;

•	incurred by AstraZeneca or Abraxis in connection with producing training materials and in training AstraZeneca’s and Abraxis’ trainers pursuant to Section 5.1 (it being acknowledged and agreed that each Party shall be responsible for all other costs of training its Designated Sales Forces);

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•	fees incurred by AstraZeneca and Abraxis for services from distributors, wholesalers and group purchasing organizations;

•	incurred by AstraZeneca and Abraxis to commission the third-party vendor as contemplated by the applicable Business Plan; and

•	incurred by AstraZeneca or Abraxis otherwise in accordance with the applicable Business Plan.

“Abraxis Trademarks” means the names and marks ABRAXIS®, “Abraxis Bioscience,” and “Abraxis Oncology” and associated logos of Abraxis.

“Act” means the Federal Food, Drug, and Cosmetic Act, as amended, and the rules, regulations, guidances, guidelines and requirements of the FDA as may be in effect from time to time.

“Adverse Event” means the development of an undesirable medical condition or the deterioration of a pre-existing medical condition following or during exposure to the Product, whether or not considered causally related to the Product, the exacerbation of any pre-existing condition(s) occurring during the use of the Product, or any other adverse experience or adverse drug experience described in the FDA’s Investigational New Drug safety reporting and NDA post-marketing reporting regulations, 21 C.F.R. 312.32 and 314.80, respectively, as they may be amended from time to time. For purposes of this Agreement, “undesirable medical condition” shall include symptoms (e.g., nausea, chest pain), signs (e.g., tachycardia, enlarged liver) or the abnormal results of an investigation (e.g., laboratory findings, electrocardiogram), including unfavorable side effects, toxicity, injury, death or other serious adverse reaction, overdose, sensitivity reactions or failure of the Product to exhibit its expected pharmacologic/biologic effect.

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“Affiliates” means, with respect to a Person, any Person that controls, is controlled by or is under common control with such first Person. For purposes of this definition only, “control” means (a) to possess, directly or indirectly, the power to direct the management or policies of a Person, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) to own, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities or other ownership interests of such Person. For the purposes of this Agreement, an Affiliate of Abraxis shall include any Permitted Control Entity.

“Agency” means any governmental or regulatory authority in the Territory, including the FDA.

“Applicable Laws and Guidelines” means the American Medical Association Guidelines on Gifts to Physicians from Industry, the PhRMA Guiding Principles on Direct to Consumer Advertisements about Prescription Medicines, and the PhRMA Code on Interactions with Healthcare Professionals, and all federal, state and local laws, and the rules and regulations of all Agencies, in effect from time to time applicable to the marketing, promotion, distribution and sale of the Product in the Territory, including the Act (including guidances and guidelines published by the FDA on its publicly available web site), PDMA, all applicable provisions of the Social Security Act, the requirements of the Medicare Anti-Kickback statute, Section 1128B(b) of the Social Security Act (42U.S.C.§1320(a)-7b(b)), obligations of disclosure and reporting contained in the Social Security Act, including without limitation, the reporting obligations set forth in 42 U.S.C. §§ 1320a-3a and 1320(a)-7(b), all state fraud and abuse statutes, the “Safe Harbor Regulations” that are found at 42 C.F.R. §1001.952 et seq., and consumer protection and false claims statutes and regulations.

“AstraZeneca Pipeline Compounds” means [***].

“AstraZeneca Trademarks” means the trademark ASTRAZENECA® and associated logos of AstraZeneca.

“Baseline” for a Fundamental Requirement means (i) with respect to the initial Calendar Year, two (2) times the amount of the Fundamental Requirement with respect to the Shared

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Expense budget and the Mandatory Detail Requirement, and one (1) time the amount of the Fundamental Requirement with respect to the Mandatory Representative Requirement, in each case, for the initial Calendar Year as set forth in the Business Plan for such initial Calendar Year, and (ii) with respect to the Calendar Year commencing January 1, 2007, and each successive Calendar Year, the amount of such Fundamental Requirement for such Calendar Year as set forth in the Business Plan for such Calendar Year, except that the Baseline for the Shared Expense budget for the Extraordinary Shared Expense Calendar Year shall not include the amount of the Extraordinary Shared Expense Increase.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the United States or the United Kingdom are authorized or obligated to close.

“Business Plan” means, with respect to the initial Calendar Year, the plan delivered pursuant to Section 11.2.1, and with respect to each subsequent Calendar Year, the plan developed consistent with the provisions of Sections 11.1 and 11.2, in each case as such plan may be amended from time to time in accordance with Section 11.3.

“Business Policies” means those policies delivered to Abraxis on the date hereof, as amended from time to time by AstraZeneca in accordance with Section 4.8.

“Calendar Quarter” means each of the three (3) consecutive month periods ending on March 31, June 30, September 30, and December 31.

“Calendar Year” means the period from the Effective Date through December 31, 2006 (sometimes referred to herein as the “initial Calendar Year”) and each successive period of twelve (12) consecutive calendar months commencing on January 1 and ending on December 31.

“cGMP Requirements” has the meaning ascribed to it in Section 12.4.1.

“Change of Control,” with respect to any Person (the “Subject Person”), means an event in which:

•	any other Person or group of Persons (other than a Parent Entity of the Subject Company, and other than in the case of Abraxis, Permitted Control Entities)

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acquires beneficial ownership of securities of the Subject Person representing more than fifty percent (50%) of the voting power of the then outstanding securities of the Subject Person with respect to the election of directors of the Subject Person; or

•	the Subject Person enters into a merger, consolidation, scheme of arrangement or similar transaction with another Person (other than, in the case of Abraxis, Permitted Control Entities), unless (i) the members of the Board of Directors of the Subject Person immediately prior to such transaction constitute more than fifty percent (50%) of the members of the Board of Directors of the Subject Person (or a Parent Entity of the Subject Person) immediately following such transaction, and (ii) the Persons who beneficially owned the outstanding voting securities of the Subject Person immediately prior to such transaction beneficially own securities of the Subject Person representing at least fifty percent (50%) of the voting power with respect to the election of directors of the Subject Person immediately following such transaction, or a Parent Entity of the Subject Person beneficially owns securities of the Subject Person representing one hundred percent (100%) of the voting power with respect to the election of directors of the Subject Person immediately following such transaction; or

•	the Subject Person sells to any Person(s) (other than, in the case of Abraxis, Permitted Control Entities), in one or more related transactions, properties or assets (i) representing more than fifty percent (50%) of the Subject Person’s consolidated total assets or (ii) from which more than fifty percent (50%) of the Subject Person’s consolidated operating income for its most recent fiscal year was derived.

For purposes of this definition, a “Parent Entity” of a Subject Person means any Person that acquires directly or indirectly, by merger or otherwise, the capital stock of the Subject Company if the holders of securities that represented 100% of the voting power with respect to the election of directors (“Voting Stock”) of the Subject Company

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immediately prior to such acquisition directly own 100% of the Voting Stock of the Parent Entity immediately after such acquisition and in the exact same percentages as they owned Voting Stock in the Subject Company immediately prior to such acquisition.

“Chargeback” means a credit or rebate issued to a pharmaceutical wholesaler or other distributor by Abraxis or any of its subsidiaries in connection with the sale of the Product by such wholesaler or distributor to a customer at a discount price pursuant to a contract between Abraxis or any of its subsidiaries and such customer.

“Compensation” has the meaning ascribed to such term in Section 9.2.

“Competing Product” means [***].

“Confidential Information” means any and all confidential information or material, that, at any time before or after the date hereof, has been or is provided or communicated to the Receiving Party by or on behalf of the Disclosing Party pursuant to this Agreement or in connection with the transactions contemplated hereby or any discussions or negotiations with respect thereto; any data, ideas, concepts or techniques contained therein; and any modifications thereof or derivations therefrom. Confidential Information may be provided or communicated either orally, visually, in writing, by delivery of materials containing Confidential Information or in any other form now known or hereafter invented.

“Control” or “Controlled” means, with respect to any intellectual property right of a Party, that the Party or its Affiliate owns or has a license to such intellectual property right and has the ability to grant access, a license, or a sublicense to such intellectual property right to the other Party as provided in this Agreement without violating an agreement with any third party.

“Corrective Plan” has the meaning ascribed to such term in Section 8.6.2.

“Designated Sales Force” means the Abraxis Sales Force or AstraZeneca Sales Force, as the case may be (which shall include at least the number of Full-Time Representatives (or, if a Primary-Time Representative Election is made by a Party, from and after the Primary-Time Effective Date, with respect to such Party, at least the number of Primary-Time Representatives) as is necessary to comply with the Mandatory Representative Requirement in effect from time to time) that is assigned to the Promotion of the Product in the Territory.

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“Detail” means that part of an “in person,” face-to-face sales call during which a Representative, who is fully trained and knowledgeable with respect to the Product, including its Product Label and Insert and the use of the Promotional Materials, makes a full presentation of the Product to a medical professional with prescribing authority such that the relevant characteristics of the Product are described by the Representative in a fair and balanced manner consistent with the requirements of this Agreement and Applicable Laws and Guidelines and in a manner that is customary in the industry for the purpose of promoting a prescription pharmaceutical product. Any activities performed by market development specialists, managed care account directors and other personnel that are not conducting face-to-face sales calls as provided in the preceding sentence shall not constitute a “Detail,” and E-details and presentations made at conventions or similar gatherings shall not constitute a “Detail.” When used as a verb, “Detail” means to engage in a Detail. For a sales call to constitute a “Detail,” the Product must be the only product presented during such sales call; provided, however, that if a Party makes a Primary-Time Representative Election, from and after the Primary-Time Effective Date, a sales call made by a Representative of such Party in which another product is presented in addition to the Product shall constitute eighty percent (80%) of a Detail if such sales call otherwise complies with the requirements set forth in this definition and no more than two (2) products are presented during such sales call, and the Product is presented first and receive approximately eighty percent (80%) or more of the total call time.

“Detail Cost” means [***].

“Disclosing Party” means the Party disclosing its Confidential Information.

“Effective Date” means July 1, 2006.

“Employment Laws” means all federal, state or local statutes, laws, ordinances, regulations or guidelines relating to (a) employment (including Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Employee Retirement Income Security

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Act, the Rehabilitation Act of 1973, the Family and Medical Leave Act, the Fair Labor -Standards Act, the Immigration and Reform Control Act of 1986, the National Labor Relations Act, the Americans With Disabilities Act and all other applicable federal, state or local statutes, laws, ordinances or regulations, (b) safety and health (including the Occupational Safety and Health Act of 1970) and (c) the payment of taxes and required taxes and payments with respect to employees (including the Internal Revenue Code of 1986).

“Extraordinary Shared Expense Calendar Year” has the meaning ascribed to it in Section 11.2.3.

“Extraordinary Shared Expense Increase” has the meaning ascribed to it in Section 11.2.3.

“FDA” means the United States Food and Drug Administration and any successor agency having substantially the same functions.

“First Residual Period” has the meaning ascribed to it in Section 9.5

“FSS” means the listing of prices published by the United States General Services Administration at which the Product is sold to eligible federal government agencies pursuant to 48 C.F.R. 538 et seq., as in effect from time to time.

“Force Majeure” has the meaning defined in Section 23.

“Force Majeure Party” means a Party prevented or delayed in its performance under this Agreement by an event of Force Majeure.

“Full-Time Representative” of a Party means a Representative who is a full-time employee of the Party, who spends 100% of his or her Detailing time Detailing the Product and who is not Detailing or Promoting any other pharmaceutical product.

“Fundamental Requirement” has the meaning ascribed to such term in Section 11.2.3.

“GAAP” means U.S. generally accepted accounting principles as modified from time to time.

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“Generic Drug” means any drug approved by the FDA under section 505(b)(2) or 505(j) of the Act, that relied in whole or in part on data developed for, or the approval of, a drug that has been previously approved under section 505(b)(1) and that is listed in FDA’s Orange Book.

“GPO Administration Fee” means any administration fee paid to a group purchasing organization, buying group or similar organization pursuant to a contract between Abraxis and such group purchasing organization, buying group or similar organization relating to the sale of the Products by Abraxis to members of or participants in such group purchasing organization, buying group or similar organization, but not including any such fees that are treated as Shared Expenses under the applicable Business Plan.

“Hardware” means the Laptops and the Territory Management Devices.

“IFF” means the industrial funding fee payable to the VA in connection with the sale of the Products to the VA under the FSS, as in effect from time to time.

“Incentive” means a credit, rebate or discount (other than a prompt payment discount) made to, or for the account of, a customer pursuant to a contract between Abraxis or any of its subsidiaries and such customer, relating to the sale of Products by Abraxis to such customer.

“IND” means an Investigational New Drug Application filed in accordance with the Act and applicable regulations and requirements of the FDA as from time to time amended and in effect.

“Indemnification Claim Notice” has the meaning defined in Section 18.3.

“Indemnified Party” means a Person seeking to recover Loss under Sections 18.1 or 18.2.

“Indemnifying Party” means the Party from whom recovery of Loss is sought under Sections 18.1 or 18.2.

“Information Technology” means the Hardware and the Software.

“Initial Training Program” has the meaning ascribed to such term in Section 5.2.1.

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“Joint Brand Team” has the meaning ascribed to it in Section 10.3.1.

“Knowledge of Abraxis” means the knowledge of Abraxis’ chief executive officer, [***], after inquiry of their direct reports.

“Laptops” means the laptop computers, including, but not limited to, IBM or Lenovo ThinkPads and any successor devices provided by AstraZeneca to Abraxis in accordance with the terms hereof for use by Abraxis Representatives in accordance with the terms hereof.

“Larger Clawback Amount” means an amount equal to [***] multiplied by a fraction, the numerator of which is the number of days remaining in the Term as of the date of termination of the Agreement and the denominator of which is the total number of days in the Term.

“LIBO Rate” means an interest rate per annum equal to the rate per annum (rounded upward, if necessary, to the nearest 1/100 of one percent (1%)) appearing on Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the due date for the applicable payment for a one (1) month period.

“Loss” means any and all liabilities, claims, demands, causes of action, damages, loss and expenses, including interest, penalties and reasonable lawyers’ fees and disbursements.

“Mandatory Detail Requirement” has the meaning ascribed to such term in Section 11.1.1.

“Mandatory Representative Requirement” has the meaning ascribed to such term in Section 11.1.1.

“Marketing Approval” means any approval or authorization of the FDA necessary to commercially distribute, sell or market the Product in the United States as a treatment for the approved indication.

“Message Standards” has the meaning ascribed to such term in Section 8.6.2.

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“Miscellaneous Expenses” means all costs and expenses incurred by AstraZeneca or Abraxis and paid or payable to a third party by AstraZeneca or Abraxis for professional and patient advocacy group relations and medical education costs (including speakers’ programs, symposia and conference presentations) directly related to the Product; advisory boards costs; grants; and Phase IV Studies.

“[***]” means nanoparticle albumin-bound [***], currently identified internally by Abraxis as [***].

“NDA” means a New Drug Application filed in accordance with Section 505(b)(1) of the Act and applicable regulations and requirements of the FDA as from time to time amended and in effect.

“Net Sales,” with respect to any period, means the amount of net sales recognized during such period by Abraxis or its Affiliates, in accordance with GAAP from sales of the Product in the Territory during such period, to third parties (excluding sales to Affiliates for resale), less the following to the extent not already accounted for in net sales recognized by Abraxis in accordance with GAAP:

(i)	customary trade, cash and quantity discounts specifically identified, actually paid or incurred;

(ii)	discounts, refunds, rebates, Chargebacks, GPO Administration Fees, retroactive price adjustments and any other allowances actually made that reduce the gross invoiced amount of sales, including without limitation any institutional rebate or discount for government subsidy or reimbursement programs such as Medicare or Medicaid in the United States;

(iii)	credits and allowances for product returns actually given consistent with Abraxis’ then current policy;

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(iv)	any invoiced amounts that are not collected by Abraxis or its Affiliates, including bad debts;

(v)	taxes, including value added taxes and sales taxes, and other fees imposed on the sale, use or distribution of the Product; and

(vi)	as an allowance for transportation costs, distribution expenses, special packaging and related insurance charges, one percent (1%) of Net Sales less the adjustments in items (i) – (v) above to the extent not already accounted for in net sales recognized by Abraxis in accordance with GAAP.

Any of the deductions specified above that involve a payment or credit shall be taken as a deduction in the Calendar Quarter in which the payment or credit is accrued by Abraxis. For purposes of determining Net Sales, the Product shall be deemed to be sold when the sale of such Product is recognized by Abraxis in accordance with GAAP. Sales, transfers or dispositions of Product for charitable, pre-clinical, clinical, regulatory or governmental purposes, and sales or transfers of Product among Abraxis Affiliates shall be excluded from Net Sales. If, as part of any managed care program or arrangement, the Product is sold with other products such that it is not possible to determine which of the deductions set forth above are specifically attributable to the Product, Abraxis shall apportion the deductions across the bundle of Products on a fair and reasonable basis, such basis to be disclosed in the Quarterly Net Sales Reports referred to in Section 8.3. For avoidance of doubt, Net Sales shall not be reduced based on the amount of any license fee, milestone payment, royalty or similar payment paid or required to be paid by Abraxis to license any intellectual property from a third party in order to develop, manufacture or market the Product in the Territory or any amount paid as damages or as part of any settlement with any third party owner of intellectual property.

“New Indication Fee” has the meaning ascribed to it in Section 9.6.

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“NorthStar” means the NorthStar software used by AstraZeneca and made available to Abraxis to maintain a database containing, among other things, information regarding medical professionals Detailed by Representatives entered via Territory Management Devices, or any successor or compatible software selected by AstraZeneca.

“PDMA” means the Prescription Drug Marketing Act of 1987, as amended, and the rules, regulations and guidelines promulgated thereunder as in effect from time to time.

“Parties” means, unless otherwise specified, AstraZeneca and Abraxis, and “Party” means either of AstraZeneca or Abraxis.

“Permitted Control Entity” means the Chief Executive Officer of Abraxis as of the date of this Agreement, any trust for his benefit or for the benefit of any members of his immediate family, and any other entity in which he and/or any members of his immediate family separately or collectively hold a majority of the outstanding equity interests. For purposes of this definition, such Chief Executive Officer’s immediate family means his spouse and his direct lineal descendants (whether by blood or adoption).

“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

“Phase IV Studies” means those clinical studies set forth in the applicable Business Plan that are (i) conducted as part of the Product’s overall clinical development and life cycle management program and (ii) not included in the original NDA submission for the Product, including investigator initiated trials, Phase IIIb studies, clinical experience trials, and studies conducted to fulfill commitments made as a condition of NDA approval.

“PIR” has the meaning ascribed to such term in Section 13.4.1.

“Primary-Time Representative” of a Party means a Representative who is a full-time employee of the Party, who spends no less than 80% of his Detailing time Detailing the Product, who is Detailing no more than one other pharmaceutical product and who spends no more than 20% of his or her Detailing time Detailing such other pharmaceutical product

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“Primary-Time Representative Election” means the election described in Section 4.1.1.

“Primary-Time Effective Date” has the meaning ascribed to such term in Section 4.1.1.

“Product” means any pharmaceutical product in finished form that contains the compounds paclitaxel and albumin and is available for prescription for any current or future FDA-approved oncology indication, regardless of formulation, dosage, dosage form or method of delivery of such product, including without limitation the product currently sold by Abraxis under the trademark Abraxane®.

“Product Copyrights” means all copyrightable subject matter, and the copyrights therein, included in the Product Labels and Inserts, the Promotional Materials, and the Product training materials developed and produced in accordance with Section 5.1.

“Product Labels and Inserts” means (i) all labels and other written, printed or graphic matter affixed to any container, packaging or wrapper utilized with the Product, or (ii) any written material physically accompanying the Product, including Product package inserts.

“Product Patents” means all current and future U.S. issued patents and patent applications that (i) are owned or Controlled by Abraxis during the Term, and (ii) claim the Product or a method of making or using the Product.

“Product Quality Complaint” means any and all manufacturing or packaging-related complaints related to the Product, including (i) any complaint involving the possible failure of the Product to meet any of the specifications for the Product; (ii) any dissatisfaction with the design, package or labeling of the Product; or (iii) any Adverse Event that may involve the quality of the Product, including lack of effect, infection or request for testing.

“Product Trademarks” means the (i) Trademark Abraxane® and the registrations thereof, (ii) any other Trademarks relating to the Products and the registrations thereof, (iii) any pending or future trademark registration applications relating to the Products, (iv) any

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unregistered Trademark rights relating to the Product as may exist through use prior to or as of the date hereof, (v) any current or future modifications or variants of any of the foregoing Trademarks and (vi) any future Trademarks adopted by Abraxis or its Affiliates for use in connection with the Products.

“Promotion” means those activities normally undertaken by a pharmaceutical company’s sales force to implement marketing plans and strategies aimed at encouraging the appropriate use of a particular prescription or other pharmaceutical product, including detailing. When used as a verb, “Promote” means to engage in such activities.

“Promotional Materials” means all written, printed, graphic material or information to be delivered electronically, other than Product Labels and Inserts, intended for use by Representatives in Promoting the Product in the Territory, including visual aids, file cards, premium items, reprints, drug information updates, website content, press releases that constitute “labeling” under the Act and any other promotional support items.

“Promotional Plan” has the meaning ascribed to such term in Section 11.1.1.

“Receiving Party” means the Party receiving Confidential Information.

“Recipients” has the meaning ascribed to such term in Section 15.1.

“Regulatory Authority” means, in a particular country or jurisdiction, any applicable government regulatory authorities involved in granting regulatory approval of the Product in such country or jurisdiction, including without limitation, in the Territory, the FDA, any other applicable governmental or regulatory authority in the United States having jurisdiction over the Product and any successor government authority having substantially the same function.

“Representative” means a pharmaceutical sales representative employed by (or contracted by in accordance with the terms hereof) either AstraZeneca or Abraxis to Detail the Product.

“Residual Compensation” has the meaning ascribed to such term in Section 9.5

“Retraining Program” has the meaning ascribed to such term in Section 8.6.3.

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“Sales Force” means the full set of Representatives, field sales managers, district sales managers, regional sales managers, national sales managers, trainers, market development specialists, managed care account directors and other members customarily comprising a pharmaceutical company’s sales force.

“Sales Force Management Plan” has the meaning ascribed to such term in Section 11.1.1.

“Sales InSite” means a Web-based application and any successor or compatible applications selected by AstraZeneca that interfaces with AstraZeneca’s Microsoft Outlook software and offers Sales InSite tools that enable Representatives to utilize features including promotions, TimeTrax reporting, PIR submission and adverse incident reporting.

“Second Residual Period” has the meaning ascribed to it in Section 9.5

“Shared Expenses” means A&P Expenses and Miscellaneous Expenses.

“Signing Fee” has the meaning ascribed to such term in Section 9.1.

“Smaller Clawback Amount” means an amount equal to (a) [***], less (b) (i) the aggregate amount of all [***] with respect to the period from the Effective Date through the date of termination, multiplied by (ii) 0.75.

“Software” means Compass, NorthStar, Sales InSite or other successor software selected by AstraZeneca.

“Strategic Targeting Plan” has the meaning ascribed to such term in Section 11.1.1.

“Target Prescriber” means a medical professional with prescribing authority (including nurse practitioners and physician assistants with actual prescribing authority) who is identified in the applicable Strategic Targeting Plan.

“Term” has the meaning defined in Section 21.1.1.

“Termination Period” has the meaning ascribed to such term in Section 20.

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“Territory” means the fifty (50) states of the United States of America and the District of Columbia, but not Puerto Rico or any other territories or possessions of the United States.

“Territory Management Devices” means the electronic devices to assist in territory management, including NEC Mobil Pro’s and any successor or compatible devices selected by AstraZeneca for use by the Representatives.

“Third Party Claim” means any claim of a third party for which indemnification is sought under Section 18.3.

“Trademark” means any trademark, trade dress, brand mark, trade name, brand name, fictitious name, logo, symbol or domain name.

“Trimester” means each of the periods of four consecutive calendar months during the Term ending on April 30, August 31 and December 31.

“Turnover” means, with respect to any period, the percentage obtained by dividing (a) the number of a Party’s Full-Time Representatives (and, if a Primary-Time Representative Election is made by a Party, with respect to the applicable period beginning on or after the Primary-Time Effective Date, the number of such Party’s Primary-Time Representatives) who were employed on such Party’s Designated Sales Force at the beginning of such period and who were not continuously employed on such Designated Sales Force during such period, by (b) the total number of Full-Time Representatives (and, if a Primary-Time Representative Election is made by a Party, with respect to the applicable period beginning on or after the Primary-Time Effective Date, the total number of such Party’s Primary-Time Representatives) on such Designated Sales Force at the beginning of such period (it being understood that a person may be employed continuously on a Designated Sales Force during any period in a series of different positions on such Designated Sales Force).

“Two-Year Forecast Period” has the meaning ascribed to such term in Section 11.1.1.

“Two-Year Net Sales Forecast” has the meaning ascribed to such term in Section 11.1.1.

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“VA” means the United States Department of Veterans Affairs.

2	Construction.

Except where the context requires otherwise, whenever used, the singular includes the plural, the plural includes the singular, the use of any gender is applicable to all genders and the word “or” has the inclusive meaning represented by the phrase “and/or.” Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The headings of this Agreement are for convenience of reference only and do not define, describe, extend or limit the scope or intent of this Agreement or the scope or intent of any provision contained in this Agreement. The term “including” or “includes” as used in this Agreement means including, without limiting the generality of any description preceding such term. The wording of this Agreement shall be deemed to be the wording mutually chosen by the Parties and no rule of strict construction shall be applied against any Party.

3	Co-Promotion Rights

3.1	Grant of Rights. Abraxis hereby grants to AstraZeneca the exclusive right, jointly with Abraxis and its Affiliates, to Promote and Detail the Product in the Territory during the Term all in accordance with the terms and conditions set forth in this Agreement. Neither Abraxis nor AstraZeneca shall grant any rights to, or permit or authorize, any other Person (other than each Party’s Affiliates or contractors hired by each Party in the performance of each such Party’s obligations hereunder, as permitted by this Agreement) to Promote or Detail the Product in the Territory during the Term.

3.2	Reservation of Rights. Nothing herein shall be construed to provide AstraZeneca with any rights to develop, manufacture, supply, or distribute the Product. Abraxis shall retain the exclusive rights to develop, manufacture, supply, and distribute the Product.

3.3

ROW Rights for the Product. Abraxis agrees that it shall notify AstraZeneca in writing at least [***] before Abraxis enters into any definitive agreement granting any Person (other than any Affiliate of Abraxis, [***] or any of its Affiliates) the right to commercially sell,

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or to promote exclusively or together with Abraxis or any of its Affiliates, the Product in any country in the ROW Territory (defined below) (any such agreement, a “ROW Agreement”). Any such notice (a “ROW Notice”) shall identify the country or countries proposed to be subject to the ROW Agreement and shall set forth proposed terms for a ROW Agreement between Abraxis and AstraZeneca with respect to such country or countries. AstraZeneca may notify Abraxis of AstraZeneca’s interest in negotiating a ROW Agreement with respect to the countries covered by the ROW Notice. In the event that AstraZeneca delivers such notice (a “ROW Response Notice”) to Abraxis within [***] Business Days of its receipt of the ROW Notice, Abraxis shall negotiate in good faith with AstraZeneca proposed principal terms of a ROW Agreement with respect to the country or countries covered in the ROW Notice during the [***] day period after Abraxis’ receipt of the ROW Response Notice. In the event that AstraZeneca and Abraxis are unable to negotiate mutually acceptable principal terms of a ROW Agreement during such [***] day period, or AstraZeneca fails to deliver a ROW Response Notice to Abraxis within the required [***] Business Day period, Abraxis may, at any time during the [***] day period after the conclusion of such [***] Business Day or [***] day period, as applicable, enter into a ROW Agreement with any other Person covering the country or countries subject to the ROW Notice so long as in the reasonable judgment of Abraxis the transaction subject to such ROW Agreement and all related agreements are no less favorable, in the aggregate, to Abraxis than the transaction contemplated by the proposed terms set forth in the ROW Notice. “ROW Territory” means any country outside the Territory (excluding [***]).

3.4

Rights for [***]. Abraxis agrees that it shall notify AstraZeneca in writing at least [***] days before Abraxis enters into any definitive agreement granting any Person (other than any Affiliate of Abraxis) the right to commercially sell, or to promote exclusively or together with Abraxis or any of its Affiliates, [***] in any country in the [***] Territory (defined below) (any such agreement, a “[***] Agreement”). Any such notice (a “[***] Notice”) shall identify the country or countries proposed to be subject to the [***] Agreement and shall set forth proposed terms for a [***] Agreement between Abraxis

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and AstraZeneca with respect to such country or countries. AstraZeneca may notify Abraxis of AstraZeneca’s interest in negotiating a [***] Agreement with respect to the countries covered by the [***] Notice. In the event that AstraZeneca delivers such notice (a “[***] Response Notice”) to Abraxis within [***] Business Days of its receipt of the [***] Notice, Abraxis shall negotiate in good faith with AstraZeneca proposed principal terms of a [***] Agreement with respect to the country or countries covered in the [***] Notice during the [***] period after Abraxis’ receipt of the [***] Response Notice. In the event that AstraZeneca and Abraxis are unable to negotiate mutually acceptable principal terms of a [***] Agreement during such [***] day period or AstraZeneca fails to deliver a [***] Response Notice to Abraxis within the required [***] Business Day period, Abraxis may, at any time during the [***] day period after the conclusion of such [***] Business Day or [***] day period, as applicable, enter into a [***] Agreement with any other Person covering the country or countries subject to the [***] Notice so long as in the reasonable judgment of Abraxis the transaction subject to such [***] Agreement and all related agreements are no less favorable, in the aggregate, to Abraxis than the transaction contemplated by the proposed terms set forth in the [***] Notice. “[***] Territory” means any country in which Abraxis receives regulatory approval needed to sell commercially and promote [***]; provided that no country outside the Territory shall be deemed to be included in the [***] Territory unless Abraxis has entered into a ROW Agreement covering such country.

4	Sales Force Composition

4.1	Designated Sales Forces; Alignment.

4.1.1

At all times during the Term, each of Abraxis and AstraZeneca shall use at least eighty-five (85) Full-Time Representatives to Detail the Product, subject to adjustment based on adjustments made to the Mandatory Representative Requirement as set forth in the applicable Business Plan. Beginning [***], each Party shall have the right to elect, by delivery of at least ninety (90) days’ advance written notice to the other Party, to satisfy its Mandatory Representative

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Requirement and the requirement set forth in the first sentence of this Section 4.1.1 by using Primary-Time Representatives instead of Full-Time Representatives beginning no sooner than the later of [***] or the start of the Trimester next to begin after such ninety (90) day notice period (such beginning date, the “Primary-Time Effective Date”); provided, however, that, if a Party makes such election, for purposes of determining such Party’s compliance with the Mandatory Representative Requirement, the requirement set forth in the first sentence of this Section 4.1.1 and any other requirement for Full-Time Representatives, in each case from and after the Primary-Time Effective Date, each Primary-Time Representatives shall be counted as eighty percent (80%) of a Full-Time Representative. From time to time, a Party may, with the consent of the other Party not to be unreasonably withheld, substitute for up to five (5) Full-Time Representatives of such Party (and, if a Primary-Time Representative Election is made by such Party, with respect to the applicable period beginning on or after the Primary-Time Effective Date, up to five (5) Primary-Time Representatives of such Party), full- or part-time employees of such Party who together will expend, in the aggregate, that amount of time and effort Detailing and Promoting the Product as would be required hereunder to be expended by the Full-Time Representatives (or Primary-Time Representatives) of such Party for whom they are being substituted.

4.1.2	Subject to Section 4.1.4, (i) neither AstraZeneca nor Abraxis shall Promote or Detail the Product except by means of its Designated Sales Forces and (ii) each Party’s Designated Sales Forces shall consist solely of employees of such Party.

4.1.3

Subject to the following sentence, Abraxis’ Designated Sales Force shall be closely aligned by territory ([***]) with the corresponding AstraZeneca Designated Sales Forces to ensure coordination between the respective Designated Sales Forces. Subject to Section 4.1.1, either Party may realign its Designated Sales Forces during the Term; provided, however, that any such re-alignment shall not affect or relieve such Party’s obligations under this

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Agreement. Each Party shall comply with the provisions of each Sales Force Management Plan that specifies the minimum number of Full-Time Representatives (provided that, if a Primary-Time Representative Election is made by a Party, with respect to the applicable period after the Primary-Time Effective Date, such Party may, subject to the proviso in Section 4.1.1, satisfy such minimum with Primary-Time Representatives) and other members of the Sales Force to be provided by such Party in each designated local market in the Territory.

4.1.4	Neither Party may use a third party (other than an Affiliate of such Party) contract sales force to satisfy (i) its Mandatory Representative Requirement or (ii) its Mandatory Detail Requirement, without the prior written consent of the other Party. Either Party may use a contract sales force to provide (i) Representatives in excess of its Mandatory Representative Requirement or (ii) Details in excess of its Mandatory Detail Requirement subject to the other Party’s prior written consent, not to be unreasonably withheld or delayed.

4.1.5	Minimum Qualifications. Except as may be set forth to the contrary in any Sales Force Management Plan, each of AstraZeneca’s and Abraxis’ Representatives and sales managers engaged in the Promotion of the Product at any time during the Term shall (i) have been graduated from an accredited four-year college (except for such Persons who are Representatives or managers of AstraZeneca or Abraxis as of the date of this Agreement) and (ii) have satisfactorily completed the Product sales training program specified in Section 5. In addition, at least [***] of each Party’s Representatives, and at least [***] of each Party’s sales managers, engaged in the Promotion of the Product at any time during the Term must have been promoting [***] in the Territory for at least [***] prior to the date that such person commences Promoting the Product.

4.2	Vacancies. Beginning with the Calendar Year commencing January 1, 2007, each of Abraxis and AstraZeneca shall ensure that each Party’s set of Full-Time Representatives

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(or, if a Primary-Time Representative Election is made by a Party, with respect to any applicable period beginning on or after the Primary-Time Effective Date, the Party’s set of Primary-Time Representatives) has a vacancy rate of not more than [***] for any month during the Term.

4.3	Sales Force Incentives. The incentive compensation for each of Abraxis’ and AstraZeneca’s Designated Sales Forces shall be structured to provide that the Product’s weighting shall be (a) at least [***] of total incentive compensation paid to each member of each such Designated Sales Force during each Calendar Year during the Term, and (b) no more than [***] of incentive compensation for each Calendar Year during the Term related to the Product paid to each member of Abraxis’ and AstraZeneca’s Designated Sales Forces shall be based on non-financial objectives or similar metrics to be identified from time to time in the Business Plan.

4.4	Sales Meetings. Each Party shall permit the other Party’s sales and marketing management personnel, upon the request of such other Party, to attend and participate in those portions of its sales meetings that relate solely to the Product; provided that each Party shall ensure that significant portions of any sales meeting with respect to the Product shall relate solely to the Product.

4.5	Non-Solicitation. During the Term and for a period of [***] thereafter, neither Party shall, and shall not permit any of its Affiliates to, actively recruit or solicit any member of any Designated Sales Force or any other staff of the other Party or its Affiliates engaged in the marketing, Promotion or Detailing of the Product. For the avoidance of doubt, nothing shall limit a Party or any of its Affiliates from engaging in general recruitment through advertisements or recruiting through “head-hunters” so long as the staff of the other Party is not specifically targeted in such recruitment effort.

4.6	Contracting and Pricing. The Joint Brand Team, as hereinafter defined, shall be principally responsible for managing the Product across all market segments in the Territory and contract strategy. Abraxis shall have sole responsibility for and sole control over: (a) contract creation; (b) government reporting, rebate processing, FSS calculations and pricing schedules; (c) contract compliance, monitoring and audits; and (d) contract administration and claims processing.

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4.7	Promotional Materials; Statements about the Products.

4.7.1	During the Term, the Joint Brand Team shall develop and produce all Promotional Materials to be used by each of the Parties in connection with the Promotion of the Product in accordance with the terms of the applicable Promotion Plan and this Section 4.7. It is understood and agreed that no Promotional Materials will be used unless they have been reviewed and approved by both Parties by way of a collaborative promotional material regulatory review process agreed to by the Parties, provided that, until Promotional Materials have been so approved by both Parties, Promotional Materials that were developed and approved by Abraxis prior to the Effective Date may be used for transitional purposes by Abraxis for up to ninety (90) days after the Effective Date. The Joint Brand Team shall appoint a single-source vendor to supply the Promotional Materials. Promotional Materials shall include the AstraZeneca Trademarks and the Abraxis Trademarks, except as prohibited by Applicable Law. The size and prominence of the AstraZeneca Trademarks and the Abraxis Trademarks on the Promotional Materials shall be as determined by the Joint Brand Team.

4.7.2	Each Party shall, and shall cause its Representatives to, use only the Promotional Materials provided by the Joint Brand Team in connection with the Promotion of the Product. Each Party shall ensure that the Promotional Materials are used only in the form provided and not changed in any way (including by underlining or otherwise highlighting any text or graphics or adding any notes thereto) by any members of its Designated Sales Forces.

4.7.3

AstraZeneca shall, and shall cause its Representatives to, immediately cease the use of any Promotional Materials when instructed to do so by the Joint Brand Team and, in Abraxis’ reasonable judgment, where required by Applicable Laws and Guidelines, to protect the goodwill represented by the Product Trademarks, or

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to avoid infringing a third-party mark or copyright. Each Party shall, and shall cause its Representatives to, use the Promotional Materials only for the purposes contemplated by this Agreement. All Promotional Materials in the possession of AstraZeneca or its Representatives shall be returned to Abraxis upon termination of this Agreement.

4.7.4	Each Party shall, and shall cause its Representatives to, make only such statements and claims regarding the Product, including as to efficacy and safety, as are consistent with the Product Labels and Inserts and the Promotional Materials. Neither Party shall, and shall cause its Representatives not to, make any untrue or misleading statements or comments about the Product, competitors or other products.

4.8	Compliance with Laws and Policies.

4.8.1	AstraZeneca and Abraxis shall perform all of its obligations under this Agreement in compliance with all material aspects of (i) Applicable Laws and Guidelines, (ii) Business Policies and (iii) Employment Laws. AstraZeneca will provide Abraxis with prior notice of any modification to Business Policies made after the Effective Date, and for the purposes of this Agreement such modifications shall be effective and binding on Abraxis only with the consent of Abraxis, such consent not to be unreasonably withheld or delayed. Each Party shall instruct its Sales Force not to take any action inconsistent with this Agreement that could jeopardize the goodwill or reputation of the Product or the other Party.

4.8.2

AstraZeneca and Abraxis shall be responsible for the compliance in all material respects by its respective personnel assigned to Promotion and Detail of the Product, whether as employees or independent contractors or agents, with Employment Laws, Business Policies and Applicable Laws and Guidelines. Each Party shall report to the other on or before twenty (20) Business Days after the end of each Calendar Quarter all allegations it has received and/or investigations it, or to its knowledge any Agency, has commenced with respect to the alleged

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failure by a member of its Designated Sales Force to comply in any material respect with Employment Laws, Business Policies and Applicable Laws and Guidelines, and what action, if any, was taken as a result.

5	Training

5.1	Training Plans and Materials.

5.1.1	As part of the annual Business Plan, the Joint Brand Team shall (i) establish training objectives and training plans for members of the Parties’ Designated Sales Forces who are hired or assigned to Promote the Product and (ii) develop and produce all training programs and materials (including Product sales orientation assessment tests and refresher tests) to be used by each of the Parties for initial and refresher training of the members of its Designated Sales Forces; it being understood and agreed by the Parties that in the event of any dispute between the Parties with respect to such objectives or plans or the content of any such programs or materials, such dispute shall be resolved by way of the dispute resolution process set forth in Section 10.4 of this Agreement.

5.1.2	Such training materials and programs shall, collectively, address the following matters: disease entity; Product knowledge; competitive product knowledge; contracting and reimbursement, selling skills; targeting; compliance with Applicable Laws and Guidelines, Business Policies and Employment Laws; coordination with counterparts of the other Party’s Designated Sales Forces; administration; and other information the Parties deem necessary or appropriate. All training materials shall be subject to the same review process as Promotional Materials.

5.1.3	Prior to the Effective Date, AstraZeneca and Abraxis shall agree on a plan to train the Sales Force trainers to ensure that each Party is able to fulfill its obligations under Section 5.2. Following the Effective Date, each Party shall be responsible for training its Sales Force trainers.

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5.2	Training Programs.

5.2.1	Each Party shall provide training materials to, and hold in-person meetings for, each member of its Designated Sales Forces prior to his or her commencement of Promotion of the Product hereunder to ensure that he or she is properly trained with respect to all matters described in Section 5.1.2 and able to satisfy his or her Promotion responsibilities under this Agreement (the “Initial Training Program”).

5.2.2	Each Party shall assign to its Designated Sales Forces only those Representatives and district sales managers who demonstrate a thorough knowledge of the Product and all other matters described in Section 5.1.2 by achieving a minimum [***] score on a Product sales orientation assessment test and subsequent (refresher) tests and satisfactory completion of a series of role play scenarios of a Detail of the Product. The Parties shall maintain and make available to each other upon request individual records of such test results.

5.2.3	Each Party shall use only those training materials developed and produced in accordance with Section 5.2.1 in connection with its Initial Training Program and any refresher training required by the Joint Brand Team.

5.3	Return of Training Materials. AstraZeneca shall cause any member of its Designated Sales Force who leaves the employ of AstraZeneca or ceases to participate in the Promotion of the Product hereunder to return to Abraxis all training materials related to the Product.

5.4

Information Technology. As soon as reasonably practical after the Effective Date, Abraxis shall evaluate the feasibility of Abraxis Representatives using the Information Technology in connection with the Promotion of the Product. Thereafter, AstraZeneca shall, to the extent requested by Abraxis, and at Abraxis’ expense, provide to Abraxis Laptops on which Compass is installed and Territory Management Devices on which NorthStar is installed (with requisite peripherals) to enable Abraxis to equip Abraxis

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Representatives on the Abraxis Sales Force with such Hardware and Software, provided, however, it is understood and agreed that Abraxis shall be responsible for obtaining any and all required licensing rights from third parties to use the Software. To the extent that any Abraxis Representative is equipped with such Information Technology in accordance with the foregoing, Abraxis shall ensure that its Representatives maintain and use such Information Technology in all material respects in accordance with AstraZeneca’s policies and procedures. Abraxis, at its sole expense, shall reimburse AstraZeneca for replacement of Hardware and Software lost, damaged or destroyed while in the care, custody and control of Abraxis or any member of the Abraxis Sales Force, to the extent that Abraxis requests such replacement. AstraZeneca shall also provide to Abraxis whatever is reasonably necessary (in terms of software, hardware, training and other support) that is usable specifically for the purpose of enabling Abraxis to generate appropriate sales management reports and otherwise comply with Abraxis’ reporting obligations under this Agreement. Should Abraxis elect that its Representatives use the Information Technology, AstraZeneca’s obligation to provide Laptops, Hardware and Software at Abraxis’ expense and AstraZeneca’s obligation to provide software and other support at AstraZeneca’s expense shall apply for the Term of the Agreement. Whether or not Abraxis elects that its Representatives use the Information Technology, Abraxis and AstraZeneca shall cooperate with respect to all recordkeeping, reporting, Promotional Material ordering and other communication functions necessary to enable Abraxis and AstraZeneca to coordinate their activities under this Agreement.

6	Detail Requirements

6.1	Performance of Details

6.1.1	In each Trimester during the Term, each Party shall perform the number of Details required to be performed by such Party as set forth in the Business Plan for such Trimester. The Parties acknowledge and agree that during each Trimester each Party shall be required under the Business Plan to perform an equal number of Details.

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6.1.2	In each Trimester during the Term, each Party shall ensure that (i) at least [***] of the number of Details it actually performed in such Trimester were made to Targeted Prescribers; (ii) no more than [***] of the Details it actually performed in such Trimester were made to [***] or more prescribers at one time and (iii) it achieves all other performance objectives and criteria set forth in the Business Plan for such Trimester, including reach and frequency goals.

6.2	Performance Correction. AstraZeneca and Abraxis shall discuss each report delivered pursuant to Sections 8.2 and 8.3 promptly after the delivery thereof. In the event that any such report indicates that either Party may not achieve the required performance criteria with regard to Detailing activity and sales force management for the then-current Trimester, the Parties shall use good faith efforts jointly to develop and implement corrective action to enable such Party to achieve such criteria.

6.3	Failure to Perform Required Number of Details.

6.3.1	If during any Trimester beginning on or after January 1, 2007 a Party (the “Defaulting Party”) performs a number of Details that is less than [***] of such Party’s Trimesterly Details Requirement (defined below) for such Trimester, then such Defaulting Party shall pay to other Party, within thirty (30) days after the end of such Trimester, an amount (the “Detail Shortfall Amount”) equal to the product of (i) the [***], multiplied by (ii) (A) such Defaulting Party’s Trimesterly Details Requirement for such Trimester, less (B) the number of Details actually performed by such Defaulting Party during such Trimester. With respect to any Trimester beginning on or after January 1, 2007, a Party’s “Trimesterly Details Requirement” shall be equal to the Mandatory Detail Requirement for the Trimester set forth in the Business Plan.

6.4

Permissible Details. For purposes of determining compliance by either Party with any of its Detail performance requirements set forth in this Agreement, (a) Details in excess of one hundred twenty percent (120%) of the number of Details required to be performed by such Party as set forth in the Business Plan for the applicable period and (b) Details made

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to persons other than Target Prescribers in excess of fifteen percent (15%) of the number of required Details required to be performed by such Party as set forth in the Business Plan for the applicable period, in each case shall not be taken into account.

7	[Intentionally Omitted]

8	Reporting and Auditing

8.1	Recordkeeping.

8.1.1	Subject to Section 8.1.3, Abraxis shall keep, or shall cause to be kept, complete and accurate books and records (financial and otherwise) pertaining to the performance of its obligations hereunder, including records of all information necessary to determine Net Sales and records of Shared Expenses incurred in sufficient detail to calculate all fees and expenses payable pursuant to this Agreement and to prepare all reports required hereunder.

8.1.2	Subject to Section 8.1.3, AstraZeneca shall keep, or shall cause to be kept, complete and accurate books and records (financial and otherwise) pertaining to the performance of its obligations hereunder, including records of Shared Expenses incurred by it in sufficient detail to calculate all fees and expenses payable pursuant to this Agreement and to prepare all reports required hereunder.

8.1.3	All financial books and records maintained by the Parties pursuant hereto shall be maintained in accordance with GAAP.

8.2	Monthly Tracking Reports.

8.2.1

Within ten (10) Business Days after the end of each calendar month during the period commencing on the Effective Date and ending at the end of the calendar month in which the expiration of the Term or termination of this Agreement occurs, each Party shall submit to the other Party a written report containing the following information with respect to such calendar month (provided that, with respect to each calendar month ending on or prior to December 31, 2006, the

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information set forth in clauses (b) and (c) need only reflect a good faith estimate of the Party providing the information):

(a)	the total number of Details performed by such Party;

(b)	the reach and frequency of the Details performed by such Party as measured against the reach and frequency goals for such period set forth in the applicable Strategic Targeting Plan;

(c)	the number of Details performed by such Party made to Target Prescribers;

(d)	the number of Full-Time Representatives (and, if a Primary-Time Representative Election is made by such Party, with respect to the applicable period beginning on or after the Primary-Time Effective Date, the number of Primary Time Representatives) on such Party’s Designated Sales Forces as of the end of such period and Turnover and vacancies of Full-Time Representatives (or Primary Time Representatives) for such period, by function and by region;

(e)	notification of each vacancy of a Full-Time Representative (and, if a Primary-Time Representative Election is made by such Party, with respect to the applicable period beginning on or after the Primary-Time Effective Date, each vacancy of a Primary-Time Representative) on such Party’s Designated Sales Forces existing as of the end of the prior month that has been filled and the name and contact information for the person filling such vacancy;

(f)

the name and contact information of any persons substituting for Full-Time Representatives (or Primary-Time Representatives) of such Party in accordance with Section 4.1.1 and the manner in which such persons,

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together, expend, in the aggregate, that amount of time and effort Detailing and Promoting the Product as would be required hereunder to be expended by the Full-Time Representatives (or Primary-Time Representatives) of such Party for which they are being substituted; and

(g)	such other information as the Parties deem reasonably necessary or appropriate.

8.3	Net Sales Reports.

8.3.1	Within two (2) Business Days after the end of each calendar week during the Term, Abraxis shall submit to AstraZeneca a written report containing the following information with respect to such week:

(a)	a good faith estimate of (i) the gross amount invoiced by Abraxis or its Affiliates to Persons that are not Affiliates of Abraxis for the sale of the Product in the Territory and (ii) the number of units of the Product sold in the Territory to Persons who are not Affiliates of Abraxis.

8.3.2	Within ten (10) Business Days after the end of each calendar month during the Term, Abraxis shall submit to AstraZeneca a written report containing the following information with respect to such month:

(a)	a good faith estimate of the gross amount invoiced by Abraxis or its Affiliates to Persons that are not Affiliates of Abraxis for the sale of the Product in the Territory;

(b)	a good faith estimate of the number of units of the Product sold to third parties; including a breakdown of (i) units of Product shipped to direct customers, including wholesalers and GPOs; and (ii) orders of units of Product received from direct customers, including wholesalers and GPOs; and

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(c)	a good faith estimate of the number of units of the Product in the inventory of wholesalers.

8.3.3	Within twenty (20) Business Days after the end of each Calendar Quarter during the Term, Abraxis shall submit to AstraZeneca a written report containing the following information with respect to such Calendar Quarter:

(a)	a reasonably detailed calculation of Net Sales (including the gross amount invoiced by Abraxis or its Affiliates to Persons that are not Affiliates of Abraxis for the sale of the Product in the Territory and all deductions therefrom necessary to ascertain Net Sales); and

(b)	a good faith estimate of the number of units of the Product sold to third parties; including a breakdown of (i) units of Product shipped to direct customers, including wholesalers and GPOs; and (ii) orders of units of Product received from direct customers, including wholesalers and GPOs.

8.3.4	Within sixty (60) days after the end of each Calendar Quarter during the Term and during the First Residual Period and Second Residual Period, Abraxis shall deliver to AstraZeneca a report (“Quarterly Net Sales Report”), setting forth in full detail for such Calendar Quarter, the following information: (a) Net Sales of the Product in the Territory, (b) the gross amount invoiced to Persons that are not Affiliates of Abraxis for the sale of the Product in the Territory, (c) the amounts and types of deductions taken from the gross invoiced amount of sales to arrive at the amount of Net Sales for such Calendar Quarter, (d) the number of units of the Product sold to third parties and orders cancelled or rejected during such Calendar Quarter, (e) the number of units of the Product provided at no charge, and (f) the Compensation or Residual Compensation due under this Agreement for the such Calendar Quarter. Abraxis shall highlight in each Quarterly Net Sales Report any adjustments made from the reports referred to in Section 8.3.3. Abraxis shall deliver the Quarterly Net Sales Report to AstraZeneca at the time that Abraxis pays AstraZeneca the Compensation or Residual Compensation due for the sale of Products during such Calendar Quarter.

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8.4	Shared Expenses Reports. Within ten (10) days after the end of each calendar month during the period commencing on the Effective Date and ending at the end of the calendar month in which the expiration of the Term or termination of this Agreement occurs, each Party shall submit to the other a written report containing a detailed description of all Shared Expenses incurred by such Party during such month in accordance with the applicable Business Plan.

8.5	Detail Audits.

8.5.1	Subject to Section 8.7, no more than once during any twelve (12) consecutive month period during the Term, each Party shall have the right, upon thirty (30) days written notice to the other Party, to engage a jointly agreed auditor to conduct an audit during regular business hours of the other Party’s Detailing activities to confirm the accuracy of the Detail and Detail related-information contained in the reports delivered by such other Party within the two (2) year period immediately preceding such audit pursuant to Section 8.2. Subject to Section 8.7, such audit shall be at the auditing Party’s expense.

8.5.2	If the results of such audit identify an overstatement of Details in such reports by five percent (5%) or more in any Trimester, then the audited Party, in addition to its other obligations under this Agreement (including the provisions set forth in Section 6.3), shall bear the expense of such audit and shall implement promptly corrective actions reasonably acceptable to the auditing Party to ensure accurate reporting thereafter. At any time within twelve (12) months after the completion of an audit that identifies an overstatement of Details by five percent (5%) or more in any Trimester, the auditing Party shall have the right to engage a jointly agreed auditor to conduct, at the audited Party’s expense, a subsequent audit of the audited Party’s Detailing activities, to ensure that the audited Party has corrected its reporting deficiencies.

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8.6	Detail Message Audits.

8.6.1	Periodically, the Joint Brand Team shall select an auditor to conduct market research in order to evaluate the effectiveness of the Details performed by AstraZeneca’s and Abraxis’ Designated Sales Forces and the content of the Product message delivered.

8.6.2	If such market research indicates in accordance with the standards set forth in the then current Business Plan (the “Message Standards”) that the Parties are delivering Product messages substantially different from those agreed upon in the Business Plan, then, within ten (10) Business Days after receipt of such notice, the Joint Brand Team shall develop a plan of action designed to correct such failure that is reasonably satisfactory to the Joint Brand Team (the “Corrective Plan”). The Parties shall implement the Corrective Plan within thirty (30) days after approval thereof by the Joint Brand Team.

8.6.3	Following implementation of the Corrective Plan, the Joint Brand Team shall, at its discretion, select an auditor to conduct independent market research in order to evaluate whether the Corrective Plan has been effectively implemented. If such market research indicates, in accordance with the Message Standards, that the Corrective Plan has not been effectively implemented, the Joint Brand Team shall develop a comprehensive retraining program for the Designated Sales Forces of the Parties (the “Retraining Program”). Each of the Parties shall, at its sole expense, conduct such Retraining Program within sixty (60) days of the date of notice from the Joint Brand Team that such a Retraining Program is required.

8.7	Financial Audits.

8.7.1

AstraZeneca, at its expense, shall have the right, no more than once during any twelve consecutive month period during the Term, upon thirty (30) days written notice to Abraxis, to have the books and records kept by Abraxis pursuant to Section 8.1 (and all related work papers and other information and documents)

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examined by an independent accounting firm of national standing reasonably acceptable to Abraxis during regular business hours to verify (i) Abraxis’ calculations of the amounts payable pursuant to this Agreement by Abraxis; and (ii) the accuracy of the information contained in the reports delivered by Abraxis pursuant to Sections 8.2, 8.3 and 8.4, in each case, within the two (2) year period immediately preceding such audit. If AstraZeneca shall dispute any such calculation or information, AstraZeneca shall promptly notify Abraxis, and Abraxis and AstraZeneca shall use good faith efforts to resolve such dispute. If Abraxis and AstraZeneca are unable to resolve such dispute within thirty (30) days after AstraZeneca notifies Abraxis of such dispute, then an independent accounting firm mutually agreed to by Abraxis and AstraZeneca (the costs of which shall be paid one-half by Abraxis and one-half by AstraZeneca) shall resolve such dispute and such accountant’s resolution shall be final and binding on the Parties. Each Party shall cooperate with such accountant’s investigation.

8.7.2	Abraxis, at its expense, shall have the right, no more than once during any twelve consecutive month period during the Term, upon thirty (30) days written notice to Abraxis, to have the books and records kept by AstraZeneca pursuant to Section 8.1 (and all related work papers and other information and documents) examined by an independent accounting firm of national standing reasonably acceptable to AstraZeneca, during regular business hours, to verify the accuracy of the information contained in the reports delivered by AstraZeneca pursuant to Sections 8.2, 8.3 and 8.4, in each case, within the two (2) year period immediately preceding such audit. If Abraxis shall dispute any such information, Abraxis shall promptly notify AstraZeneca and AstraZeneca and Abraxis shall use good faith efforts to resolve such dispute. If Abraxis and AstraZeneca are unable to resolve such dispute within thirty (30) days after Abraxis notifies AstraZeneca of such dispute, then an independent accounting firm mutually agreed to by Abraxis and AstraZeneca (the costs of which shall be paid one-half by Abraxis and one-half by AstraZeneca) shall resolve such dispute and such accountant’s resolution shall be final and binding on the Parties. Each Party shall cooperate with such accountant’s investigation.

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8.7.3	If, as a result of the procedures set forth in Section 8.7.1 or 8.7.2 above, any amount paid by either Party pursuant to the terms hereof shall be found to have been incorrectly calculated, the appropriate Party, within sixty (60) days, shall pay to the other Party the amount necessary to correct such payment error.

9	Fees and Expenses

9.1	Signing Fee. Within five Business Days of the execution of the Agreement by the Parties, AstraZeneca shall pay to Abraxis a fee (the “Signing Fee”) of two hundred million dollars ($200,000,000).

9.2

Co-Promotion Compensation. For each Calendar Quarter during the Term (other than the final Calendar Quarter of the Term), Abraxis shall pay AstraZeneca, for its services described in this Agreement, compensation (“Compensation”) of twenty-two percent (22%) of Net Sales of the Product in the Territory recognized during such Calendar Quarter. For the final Calendar Quarter of the Term, Abraxis shall pay AstraZeneca, for its services described in this Agreement, Compensation of twenty-two percent (22%) of the Average Final Net Sales (defined below). Notwithstanding the foregoing if only a portion of the final Calendar Quarter of the Term falls during the Term, the Compensation that AstraZeneca shall be entitled to receive for such Calendar Quarter shall be determined by multiplying the Compensation it would have received for such Calendar Quarter pursuant to the prior sentence by a fraction, the numerator of which shall be the number of days of such Calendar Quarter that occur during the Term and the denominator of which is the total number of days in such Calendar Quarter. “Average Final Net Sales” shall be equal to (x) (a) the Net Sales of the Product in the Territory recognized by Abraxis during the penultimate Calendar Quarter of the Term, plus (b) the Net Sales of the Product in the Territory recognized by Abraxis during the final Calendar Quarter of the Term, plus (c) the Net Sales of the Product in the Territory recognized by Abraxis during the first Calendar Quarter beginning after the expiration of the Term, divided by

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(y) three (3). Any Compensation that AstraZeneca is entitled to receive pursuant to this Section 9.2 for Net Sales of the Product in the Territory recognized by Abraxis during a Calendar Quarter or portion thereof shall be paid within sixty (60) days after the end of such Calendar Quarter, provided, that, the Compensation for the final Calendar Quarter of the Term shall be paid within sixty (60) days after the end of the first Calendar Quarter beginning after the Term. The Compensation payable by Abraxis to AstraZeneca under this Section shall not be reduced, by setoff or otherwise, based on the amount of any license fee, milestone payment, royalty or similar payment paid or required to be paid by Abraxis to license any intellectual property from a third party in order to develop, manufacture or market the Product in the Territory or any amount paid as damages or as part of any settlement with any third party owner of intellectual property used in order to develop, manufacture or market the Product in the Territory.

9.3	Shared Expenses.

9.3.1	Each Party shall be responsible for and shall pay, in accordance with the terms hereof, as follows: AstraZeneca shall pay fifty percent (50%) of all Shared Expenses and Abraxis shall pay fifty percent (50%) of all Shared Expenses, in each case incurred by such Party during the Term in accordance with the applicable Business Plan. The Parties will, to the extent feasible, attempt to avail themselves of AstraZeneca’s purchasing relationships in incurring Shared Expenses.

9.3.2

Within twenty (20) days after the end of each Calendar Quarter or portion thereof that occurred during the Term, the Parties shall notify each other as to (i) the total amount of Shared Expenses incurred by each Party in accordance with the applicable Business Plan during such Calendar Quarter (or the portion of such Calendar Quarter occurring during the Term) and (ii) the total amount of Shared Expenses incurred by each Party pursuant to this Section 9.3 with respect to such Calendar Quarter (or the portion of such Calendar Quarter occurring during the Term). Each Party shall remit any payments to the other as are necessary to allow

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for the equal sharing of total Shared Expenses stipulated in this Section 9.3, such payments to be made no later than sixty (60) days following the Calendar Quarter to which such payments relate.

9.4	Other Expenses. Each Party shall bear and be solely responsible for all costs and expenses incurred by it in connection with the Promotion of the Product and the performance of its obligations hereunder that are not Shared Expenses incurred by such Party in accordance with the applicable Business Plan.

9.5	Residual Compensation.

9.5.1	Abraxis shall pay AstraZeneca residual compensation (“Residual Compensation”) equal to ten percent (10%) of Net Sales of the Product in the Territory recognized by Abraxis during the one year period following the expiration or termination of the Term (the “First Residual Period”) and five percent (5%) of Net Sales of the Product in the Territory recognized by Abraxis during the one year period following the First Residual Period (the “Second Residual Period”). However, if this Agreement is terminated prior to the expiration of the Term, AstraZeneca shall only be entitled to Residual Compensation pursuant to this Section 9.5 as follows:

(a)	If AstraZeneca elects to terminate this Agreement pursuant to Sections 12.5 (Failure of Supply), 21.2.1(a) (Material Breach) by reason of an intentional breach by Abraxis, 21.2.1(b) (Termination for Insolvency), or 21.2.1(d) (Termination for violation of law); and

(b)	To the extent provided in Section 19.3.1 (If Abraxis Fails to Meet Detail Minimum).

Notwithstanding anything in this Agreement to the contrary, in the event that at any time during the First Residual Period or the Second Residual Period an event occurs that would have given Abraxis the right to terminate this Agreement

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pursuant to Sections 21.2.1(a) by reason of a breach by AstraZeneca of its obligations under Sections 4.5 (Non-Solicitation), 14 (Noncompetition) or 15 (Confidentiality), Abraxis shall have the right, exercisable by delivery of a written notice to AstraZeneca, to terminate immediately the First Residual Period or Second Residual Period, as applicable, and AstraZeneca’s right to receive Residual Compensation.

9.5.2	Abraxis shall pay AstraZeneca any Residual Compensation that AstraZeneca is entitled to receive pursuant to this Section 9.5 for Net Sales of the Product in the Territory recognized during a Calendar Quarter within sixty (60) days after the end of such Calendar Quarter. Notwithstanding the foregoing if only a portion of a Calendar Quarter falls during the First Residual Period or the Second Residual Period, as applicable, the Residual Compensation that AstraZeneca shall be entitled to receive for such Calendar Quarter shall be determined by multiplying the Residual Compensation it would have received for such Calendar Quarter pursuant to 9.5.1 by a fraction, the numerator of which shall be the number of days of such Calendar Quarter that occur during the First Residual Period or the Second Residual Period, as applicable, and the denominator of which is the total number of days in such Calendar Quarter.

9.6	New Indication Fee.

9.6.1	If the Product receives Marketing Approval from the FDA for the following indications within the following timeframes, then, within ten (10) Business Days of Abraxis receiving such Marketing Approval from the FDA and providing written evidence of such Marketing Approval to AstraZeneca, AstraZeneca shall pay Abraxis a fee (a “New Indication Fee”) determined as follows:

(a)	If the Product receives Marketing Approval from the FDA for the treatment of [***] during the Term prior to [***], then the New Indication Fee shall be [***].

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(b)	If the Product receives Marketing Approval from the FDA for the treatment of [***] during the Term prior to [***], then the New Indication Fee shall be determined as set forth in Schedule 9.6.

9.7	Form of Payment. All payments made by either Party required under this Agreement shall be in U.S. Dollars and shall be made by wire transfer of immediately available funds to an account designated in writing by the receiving Party. If a Party fails to pay when due any amount payable by it hereunder, the Party shall be required to pay interest at the LIBO Rate, plus three percent (3%) on such amount for the period from the date on which such payment is due until such amount is paid in full.

10	Committees

10.1	Governance Structure.

During the Term, unless otherwise expressly set forth in this Agreement, management of and oversight for all of the activities of the Parties related to the Promotion of the Product hereunder shall be provided by the committee structure set forth in this Section 10.

10.2	Joint Operating Committee (“JOC”).

10.2.1	The Parties shall establish a JOC that shall have overall responsibility for ensuring that the Parties fulfill their obligations hereunder. The JOC shall consist of two (2) senior executives representing each Party. Either Party may remove any of its representatives on the JOC and appoint a substitute therefor from time to time. The JOC shall be chaired initially by a representative from Abraxis for a period of twelve (12) months and thereafter the chairmanship of the JOC shall be chaired on an alternating basis for periods of twelve (12) months by a representative of each Party, except in the case of the last chairperson who shall serve for such lesser time period as necessary to serve out the remainder of the Term.

10.2.2	The JOC shall (i) review and approve the annual Business Plan and any proposed amendments thereto submitted by the Joint Brand Team; (ii) oversee the activities

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of the Joint Brand Team; (iii) resolve any disputes arising in the Joint Brand Team, (iv) provide a forum for discussion and information exchange regarding the clinical development of the Product, and (v) undertake all other responsibilities deemed necessary in connection with the management of the activities of the Parties hereunder.

10.2.3	The JOC shall meet every three (3) months in the first year of the Term, and thereafter, the JOC shall meet at least every six (6) months during the Term at a location determined from time to time by the chair; provided that the JOC shall meet more frequently if required to resolve disputes arising in the Joint Brand Team or to consider amendments to the Business Plan proposed by the Joint Brand Team.

10.3	Joint Brand Team

10.3.1

The Parties shall establish a joint brand team (the “Joint Brand Team”) (consisting of a leadership team and an operating team) that shall have responsibility for the development and implementation of marketing strategies for the Product in the Territory and shall supervise, guide and coordinate the Parties’ Promotional activities in the Territory. The Joint Brand Team shall consist of representatives of each Party and will be managed by a leadership team led by two general managers, one of which will represent each Party. Either Party may remove any of its representatives on the leadership team of the Joint Brand Team and appoint a substitute therefor from time to time. The Parties acknowledge and agree that they have approved of the individuals each Party has nominated to fill the position of Joint Brand Team general manager as of the Effective Date. Each Party’s representatives on the Joint Brand Team leadership team, including any replacement for the initial general managers of the Joint Brand Team, must be approved by the other Party, which approval will not be unreasonably withheld. It is understood and agreed that at a minimum AstraZeneca’s representatives on the Joint Brand Team leadership team will include: a finance representative, an

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attorney, a brand director, a national sales director, a managed markets/contracting representative and a scientific affairs representative. Key metrics contained in the current annual Business Plan will, in part, comprise objectives of the Joint Brand Team’s general managers and the other members of the Joint Brand Team.

10.3.2	The operating team of the Joint Brand Team shall (i) define operational tactics for implementing the product strategy; (ii) establish clear project metrics and tracking against the operational plan; (iii) create and manage the day-to-day budget for the Product consistent with the budgeting procedures in the Business Plan; (iv) convey to the leadership team any issues that materially affect the agreed financial metrics set forth in the Business Plan; (v) submit requests for additional resources to the leadership team; and (vi) produce an annual operational plan and an annual promotional tactics plan. The operating team shall meet weekly; every other meeting will be face to face. The operating team meetings will be chaired on an alternating basis by the brand directors representing each Party, or their respective nominees.

10.3.3

The leadership team of the Joint Brand Team shall (i) commencing with the Business Plan for the second Calendar Year during the Term, prepare and submit the annual Business Plan and brand scorecard (covering commercial and development strategy, operational implementation details, head count requirements, budget, forecasts and key performance metrics) to the JOC for approval no later than October 1 of the year prior to the Calendar Year to which the Business Plan relates (ii) review performance of the Parties against the applicable Business Plan and scorecard, including progress of Shared Expenses against the budget for such activities in the applicable Business Plan and progress of Product sales against the forecast included in the applicable Business Plan, and report to the JOC thereon, (v) review potential amendments to the then-current Business Plan, (vi) make all key decisions that will be expected to impact the Joint Brand Team’s ability to implement the strategy and metrics set forth in the

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applicable Business Plan; and (vii) establish subcommittees or working groups, if necessary or appropriate, to address specific issues related to the marketing and Promotion of the Product in the Territory.

10.3.4	The Joint Brand Team leadership team shall meet at least monthly during the Term at alternate locations determined by the general managers unless otherwise agreed by the two general managers. The general managers will rotate responsibility for chairing the leadership team meetings.

10.4	Dispute Resolution.

10.4.1	The Parties acknowledge and agree that it is their intention that most, if not all, decisions will be taken by consensus at the Joint Brand Team level. If the general managers of the Joint Brand Team are unable to resolve any disagreement regarding the Parties’ development or execution of the strategy for the Promotion of the Product in the Territory or the content of the Business Plan for a Calendar Year, within fifteen (15) days of one Party notifying the other in writing of a disagreement, such disagreement shall be referred to the JOC, and if the JOC is unable to resolve any such disagreement within thirty (30) days (or at its next regularly scheduled meeting, at the option of the Party that notifies the other Party of the disagreement), such issue shall be referred to a senior representative for Abraxis whose decision on such issue shall be final and binding on the Parties (provided that Abraxis’ ability to make decisions relating to Fundamental Requirements shall be subject to the limitations set forth in Section 11.2.3 and 11.3): provided, however, such decision shall not nullify or otherwise affect AstraZeneca’s right to exercise any right or recourse AstraZeneca would otherwise have under the terms of this Agreement, including AstraZeneca’s right to terminate this Agreement pursuant to the provisions of this Agreement.

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11	Business Plan

11.1	Business Plan

11.1.1	Each Business Plan (other than the Business Plan for the initial Calendar Year) shall set forth, with respect to the applicable annual period, environmental analysis, SWOT, description of global strategy and positioning implementation for the Territory and the key marketing issues for the Territory in the following operational sub-plans:

(a)	a “Promotional Plan” that specifies the Promotional Materials to be used by the Parties in conducting Promotional activities with respect to the Product;

(b)	a Shared Expenses budget that specifies the type and amount of Shared Expenses to be incurred by each Party during each Calendar Quarter during the Calendar Year to which the Business Plan relates;

(c)	a “Sales Force Management Plan” that specifies, per region or local market within the Territory, (A) the minimum number of Full-Time Representatives (the “Mandatory Representative Requirement”) and other members of the Designated Sales Forces to be provided by each of Abraxis and AstraZeneca; (B) the minimum qualifications for Representatives (to the extent that such minimum represents a change from the minimum set forth in Section 4.1.5); (C) the minimum number of Details that each Representative will perform in each Trimester; (D) the manner in which each Party will use members of the Parties’ respective Designated Sales Forces; and (E) the proportion of the working time of the managed care specialty sales forces of each Party, including Representatives and account managers, that will be dedicated to the marketing and Promotion of the Product;

(d)

a “Strategic Targeting Plan” that specifies Detailing strategy and obligations of the Parties on a Trimesterly basis, including (A) the “call deck” size (i.e., the number of Targeted Prescribers to be called on by each

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Representative); (B) identification and prioritization of Targeted Prescribers by deciles; and (C) reach and frequency expectations for the Targeted Prescribers. The Strategic Targeting Plan shall set forth (i) the working days during each Trimester (each such day, a “Working Day”) and (ii) the target number of Details per Representative for each Working Date (the “Daily Number of Details per Representative”). The total number of Details to be performed by a Party during a Trimester (the “Mandatory Detail Requirement”) shall be equal to the sum of the Required Daily Number of Details (as defined below) of such Party for all Working Days during such Trimester. For a Party, its “Required Daily Number of Details” for a Working Day shall be equal to (a) Daily Number of Details per Representative, multiplied by (y) the number of such Party’s Active Full-Time Representatives (or, if a Primary-Time Election Representative Election is made by such Party, for any Trimester from and after the Primary-Time Effective Date, eighty percent (80%) of the number of such Party’s Active Primary-Time Representatives) on such Working Day. A Full-Time Representative or Primary-Time Representative shall be deemed to be “Active” on a Working Day if such Representative has satisfactorily completed a training program described in Section 5.2 and is not on a leave of absence or disability. For purposes of calculating a Party’s Mandatory Detail Requirement, persons substituting for a Party’s Full-Time Representatives or Primary Time Representatives in accordance with Section 4.1.1 shall be deemed to constitute the number of Full-Time Representatives or Primary-Time Representatives for which such persons are substituting;

(e)	a managed care plan that specifies strategies and approaches to be implemented by the Parties to maximize the value of the Product in the managed care market;

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(f)	a contracting and contract strategy plan that specifies target customers for contracts, highlights the maximum allowable discounts, places clear performance metrics against each contract and has an associated plan to pull through demand;

(g)	Net Sales forecasts for the Product on a monthly basis;

(h)	a forecast for the Calendar Year to which the Business Plan relates plus the following two Calendar Years with: (A) a Shared Expense forecast, (B) a unit Product forecast, and (C) a Net Sales forecast;

(i)	a forecast for Net Sales for the Calendar Year to which the Business Plan relates and the following Calendar Year (such two-Calendar Year Period, a “Two-Year Forecast Period” and such Net Sales forecasts a “Two-Year Net Sales Forecast”); and

(j)	such other plans relating to the marketing and Promotion of the Product in the Territory as the Parties deem necessary or appropriate.

11.2	Preparation and Adoption of Business Plans.

11.2.1	The Business Plan for the Calendar Year commencing on July 1, 2006 and ending December 31, 2006 is being delivered by the Parties simultaneously herewith.

11.2.2	Each subsequent Business Plan shall be prepared by the Joint Brand Team and submitted to the JOC for approval. No Business Plan shall become effective until approved by the JOC pursuant to Section 10.2.2 or approved pursuant to Section 10.4.

11.2.3

Notwithstanding any provision to the contrary herein, in the event that the Joint Brand Team general managers and the JOC cannot agree on the (i) aggregate amount of the Shared Expense budget, (ii) Mandatory Representative Requirement, or (iii) Mandatory Detail Requirement (each, a “Fundamental

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Requirement”) to be set forth in the Business Plan for any Calendar Year during the Term, Abraxis shall determine the amount of such Fundamental Requirement to be set forth in such Business Plan; provided, however, that in no event shall the amount of any Fundamental Requirement for any Calendar Year determined by Abraxis pursuant to this Section 11.2.3 exceed one hundred fifteen percent (115%) or be less than one hundred percent (100%) of the Baseline for such Fundamental Requirement for the previous Calendar Year, and in no event shall the amount of the Mandatory Representative Requirement for any Calendar Year determined by Abraxis pursuant to this Section 11.2.3 exceed [***]. In addition, if the Product receives Marketing Approval from the FDA for the treatment of [***] in a Calendar Year no later than 2010, then, in addition to the one hundred fifteen (115%) increase above the Baseline for the previous Calendar Year normally permitted pursuant to this Section 11.2.3, Abraxis may increase the Shared Expense budget for any single Calendar Year no later than 2010 (the “Extraordinary Shared Expense Calendar Year”) by an amount not to exceed twenty percent (20%) of the Baseline for the Shared Expense budget for the previous Calendar Year (the “Extraordinary Shared Expense Increase”). Abraxis may increase the Shared Expense budget as provided in the previous sentence for only one Calendar Year during the Term.

11.3	Material Amendments of Business Plan.

The Joint Brand Team from time to time may propose Material Amendments to any Business Plan and submit such amendments to the JOC for approval. No such amendment shall become effective until approved by both Parties. As used herein, “Material Amendments” means any change to a Fundamental Requirement or any significant deviations in headcount requirements, budget requirements or material changes to the forecast set forth in the Business Plan for the then current Calendar Year.

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11.4	Additional Expenses.

Either Party at its option and expense may expend more than the amount set forth in any Business Plan with respect to any Fundamental Requirement, but no such expenditure shall affect the rate or amount of the Compensation or the Residual Compensation set forth in Section 9. For the avoidance of doubt, any such expenditures shall not constitute Shared Expenses and shall not be subject to the equal sharing provision of Section 9.3.

12	Product Supply

12.1	Orders for Products; Terms of Sale. Abraxis shall have the sole responsibility and right to fill orders with respect to the Product. AstraZeneca shall not take orders for the Product, but if for any reason AstraZeneca should receive sales orders for the Product, AstraZeneca shall promptly direct such orders to Abraxis. All orders for Products shall be subject to Abraxis’ acceptance, in its sole discretion. Abraxis may cancel any order for Product, or any part thereof, at any time after acceptance without thereby incurring any liability to AstraZeneca. Abraxis shall be solely responsible for responding to requests from physicians for individual patients who need the Product but are unable to afford it. Any such request received by AstraZeneca should originate from the patient’s physician and be forwarded to Abraxis for processing in accordance with Abraxis’ procedures. Abraxis, taking into consideration any recommendation from the JOC, shall be solely responsible for establishing and modifying the terms and conditions of the sale of the Product, including the price at which the Product will be sold, whether the Product will be subject to any trade or quantity discounts, whether any discount will be provided for payments on accounts receivable, whether the Product will be subject to rebates, returns and allowances or retroactive price reductions, the channels of distribution of the Product, and whether credit is to be granted or refused in connection with the sale of any Product.

12.2

Returned Product. Abraxis shall have the sole responsibility and right to accept any returned Product. AstraZeneca shall not solicit the return of any Product, but if for any reason AstraZeneca should receive any returned Products, AstraZeneca shall promptly notify Abraxis. Any Product returned to AstraZeneca shall be shipped by AstraZeneca to

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Abraxis’ designated facility, and all reasonable documented shipping costs incurred by AstraZeneca shall be reimbursed by Abraxis. AstraZeneca shall advise the customer that made such return that the Product has been returned to Abraxis. AstraZeneca shall fully complete and deliver to Abraxis the returned goods form provided by Abraxis with respect to any returned Products.

12.3	Recalled Product. At Abraxis’ request, AstraZeneca shall assist Abraxis in obtaining any Product, including all samples thereof, that has been recalled or withdrawn from the market, and Abraxis shall reimburse AstraZeneca for any reasonable documented costs incurred by AstraZeneca in taking such actions.

12.4	Supply; Regulatory Requirements. Abraxis shall use commercially reasonable efforts to supply Product during the Term in sufficient quantities to satisfy the levels of Product sales forecasted in the then-current Business Plan.

12.4.1	Abraxis shall manufacture the Product in compliance in all material respects with the FDA’s current Good Manufacturing Practice requirements as promulgated by the FDA under the Act at C.F.R. (Parts 210 and 211), and as further defined by FDA guidance documents, as such may be amended from time to time, applicable to the manufacture, processing and packaging of the Product (“cGMP Requirements”) and all other applicable legal requirements. Abraxis shall implement, as soon as reasonably possible, any change to the Product or its methods of manufacturing the Product that are required by the FDA or required by cGMP Requirements.

12.4.2

Abraxis will furnish to AstraZeneca (i) within three (3) Business Days after receipt, applicable portions of any FDA Form 483 (List of Inspectional Observations) or FDA Warning Letters, in each case that pertain in any material respect to the Product and (ii) not later than five (5) Business Days prior to the time it provides to the FDA, copies of proposed responses or explanations relating to items in such applicable portions of any such FDA Form 483 or FDA Warning Letter (each, a “Proposed Response”), in each case redacted of trade secrets or

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other confidential or proprietary information of Abraxis. Abraxis will discuss with AstraZeneca and consider in good faith any comments provided by AstraZeneca on the Proposed Response. After the filing of any such response with the FDA, Abraxis will notify AstraZeneca of any further material contacts with the FDA relating to the portion of the response that pertains in any material respect to the Product.

12.4.3	All information obtained by AstraZeneca pursuant to this Section 12.4 shall be treated by AstraZeneca as Confidential Information of Abraxis in accordance with Section 15.

12.5	Failure of Supply.

12.5.1

If during any Calendar Quarter (a “Supply Deficit Quarter”) during the Term, Abraxis for any reason (other than a Force Majeure event) does not have available to it sufficient supply of the Product to be able to fulfill at least [***] of the orders of the Product that but for such failure of supply would have been filled in the ordinary course of business during such Calendar Quarter and generated Net Sales of the Product in the Territory during such Calendar Quarter (provided that such orders do not represent an amount of Product greater than [***] of the amount of orders for the Product forecasted to be filled and to generate Net Sales of the Product in the Territory during such Calendar Quarter as set forth in the applicable Business Plan), then AstraZeneca shall be entitled to receive additional compensation determined as follows: After the occurrence of the next Full Supply Period (defined below), the Parties shall calculate the amount of Compensation that AstraZeneca would have been entitled to receive for such Supply Deficit Quarter had Net Sales of the Product in the Territory recognized by Abraxis during such Calendar Quarter been equal to the Net Sales of the Product in the Territory recognized by Abraxis during such Full Supply Period (the “Alternative Compensation Amount”). Within sixty (60) days after the calculation of such amount the Alternative Compensation Amount, Abraxis shall

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pay to AstraZeneca an amount of additional compensation equal to (a) the Alternative Compensation Amount for the applicable Supply Deficit Quarter, less (b) the amount of Compensation paid to AstraZeneca for such Calendar Quarter pursuant to Section 9.2. “Full Supply Period” means the first three (3) calendar months following the Supply Deficit Quarter during which Abraxis is able to fulfill either (a) [***] of the orders of the Product that in the ordinary course of business would be filled during such months and generate Net Sales of the Product in the Territory during such Calendar Quarter or (b) [***] of the amount of orders for the Product forecasted to be filled and to generate Net Sales of the Product in the Territory during such Calendar Quarter as set forth in the applicable Business Plan.

12.5.2	Notwithstanding the foregoing provisions to the contrary, in the event that either:

(a)	for a period of [***], Abraxis for any reason (other than a Force Majeure event) does not have available to it sufficient supply of the Product to be able to fulfill at least fifty percent (50%) of the orders of the Product that but for such failure of supply would have been filled in the ordinary course of business during such [***] period and generated Net Sales of the Product in the Territory during such [***] period (provided that such orders do not represent an amount of product greater than one hundred percent (100%) of the amount of orders for the Product forecasted to be filled as to generate Net Sales of the Product during such [***] period), or

(b)

for a period of [***], Abraxis for any reason (other than a Force Majeure event) does not have available to it sufficient supply of the Product to be able to fulfill at least eighty-five percent (85%) of the orders of the Product that but for such failure of supply would have been filled in the ordinary course of business during such [***] period and generated Net Sales of the Product in the Territory during such [***] period (provided that such orders do not represent an amount of product greater than one

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hundred percent (100%) of the amount of orders for the Product forecasted to be filled as to generate Net Sales of the Product during such [***] period), then

AstraZeneca may terminate this Agreement by delivery of a written notice of termination to Abraxis within thirty (30) days after the completion of such [***] or [***] period. If AstraZeneca terminates this Agreement pursuant to this Section 12.5, Abraxis shall refund to AstraZeneca the Larger Clawback Amount within sixty (60) days of the effectiveness of such termination in accordance with Section 21.3. A termination of this Agreement by AstraZeneca pursuant to this Section 12.5 shall become effective thirty (30) days after delivery to Abraxis of the applicable notice of termination.

13	Regulatory Matters

13.1	Ownership of Regulatory Documentation and Approvals. Abraxis or its Affiliates, as the case may be, shall own all right, title and interest in and to (a) all regulatory documentation with respect to the Product and all information contained therein and (b) all regulatory approvals made or granted with respect to the Product, including any IND and NDA with respect thereto.

13.2	Regulatory Reporting.

13.2.1

Abraxis shall be solely responsible for the preparation, submission and prosecution of any application, report, submission and response to any Agencies in connection with the Product, including, to the extent required by Applicable Laws and Guidelines, reporting Adverse Events and Field Alerts; provided that when feasible Abraxis shall consult with AstraZeneca with respect to any such matter and give due consideration to any comments provided by AstraZeneca. Abraxis shall notify AstraZeneca of all communications with any agency concerning the Product within seven (7) Business Days of receipt of any such communication and shall, to the extent permitted by Applicable Laws and

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Guidelines, attach copies of all such communications to the notice sent pursuant to this Section 13.2.1.

13.2.2	Unless required by Applicable Laws and Guidelines, AstraZeneca shall not communicate directly with any Agency regarding the Product or otherwise take any action concerning any application, registration, authorization or approval under which the Product is sold. AstraZeneca shall notify Abraxis promptly of any communications with any Agency concerning the Product within seven (7) Business Days of receipt of any such communication and shall, to the extent permitted by Applicable Laws and Guidelines, attach copies of all such communications to the notice sent pursuant to this Section 13.2.2.

13.2.3	Abraxis shall be solely responsible for (i) taking all actions and conducting all communication with all third Persons in respect of the Product (other than Promotional activities performed in accordance with the terms hereof), including responding to all Product Quality Complaints in respect thereof, including complaints related to tampering or contamination, and (ii) investigating all Product Quality Complaints, Adverse Events, and Field Alerts in respect of the Product, in each case, to the extent required by Applicable Laws and Guidelines.

13.2.4	AstraZeneca shall, at Abraxis’ expense, cooperate with all of Abraxis’ reasonable requests and use its reasonable best efforts to assist Abraxis in connection with (i) preparing any and all such reports with Agencies, (ii) preparing and disseminating all such communications with third Persons and (iii) investigating and responding to any Product Quality Complaint or Adverse Event related to the Products.

13.3	Adverse Event, Field Alert and Product Quality Complaint Notification and Reporting

13.3.1

AstraZeneca shall, and shall cause each of its Representatives to, provide notice to Abraxis within twenty-four (24) hours from the time it, he or she becomes aware of an Adverse Event associated with use of a Product (whether or not the reported effect is (i) described in the full prescribing information or the published literature

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with respect to such Product or (ii) determined to be attributable to such Product) of any information in or coming into its, his or her possession or control concerning such Adverse Event by contacting the Abraxis Information Center at such telephone number as Abraxis may from time to time designate or by completing the Adverse Event Report Forms provided by Abraxis and submitting such form to Abraxis.

13.3.2	AstraZeneca shall, and shall cause each of its Representatives to, notify Abraxis within twenty-four (24) hours of the time it, he or she becomes aware of any information that might necessitate the filing by Abraxis of a field alert report, as required under 21 C.F.R. § 314.81(b)(1) (a “Field Alert”), as such regulation may be amended from time to time, by contacting the Abraxis Information Center by telephone at such telephone number as Abraxis may from time to time designate.

13.3.3	AstraZeneca shall, and shall cause each of its Representatives to, notify Abraxis within twenty-four (24) hours of the time it, he or she becomes aware of any Product Quality Complaint associated with use of a Product by contacting the Abraxis Information Center by telephone at such telephone number as Abraxis may from time to time designate in writing.

13.3.4	Abraxis shall provide adverse drug experience information regarding the Product to AstraZeneca to the extent such information is provided by Abraxis to its Representatives. Abraxis shall also notify AstraZeneca immediately of any formal communication received by Abraxis from the FDA regarding any threatened or pending action that may affect the safety or efficacy claims of the Products or the continued marketing of the Products, including, but not limited to, any warning letters or untitled letters issued by the Division of Drug Marketing, Advertising, and Communications of the FDA.

13.3.5

AstraZeneca shall immediately notify Abraxis of any information AstraZeneca receives regarding any threatened or pending action by any Agency that may affect the safety or efficacy claims of the Product or the continued marketing and

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Promotion of the Product. Upon receipt of any such information, Abraxis shall consult with AstraZeneca in an effort to arrive at a mutually acceptable procedure for taking appropriate action; provided, however, that nothing herein shall restrict Abraxis’ ability to make a timely report of such matter to any Agency or take other action that it deems to be appropriate or required by Applicable Laws and Guidelines.

13.3.6	Abraxis shall inform AstraZeneca and the Joint Brand Team shall, in turn, inform the Designated Sales Force of each Party of any information, announcements, reports, submissions, communications, resolutions, actions, decisions or meetings involving any Agency regarding the Product.

13.4	Requests for Medical Information.

13.4.1	Abraxis shall have the exclusive right to respond to all questions or requests for information about the Product made by any medical professionals or any other Person to AstraZeneca or its Representatives that (i) warrant a response beyond the understanding or knowledge of such Representative or (ii) are beyond the scope of the Product Labels and Inserts or other Promotional Materials (a “PIR”).

13.4.2	AstraZeneca shall, and shall cause its Representatives to, promptly communicate to the Abraxis Information Center and/or Medical Resources Department all PIRs received by AstraZeneca or such Representatives.

13.4.3	In connection with the Promotion of the Products, AstraZeneca shall cause its Representatives to inform prescribers that they may contact the Abraxis Information Center regarding questions or requests for information about the Products by telephone or by completing a Medical Resource Form and faxing the completed form directly to Abraxis’ Medical Resources at the facsimile number provided on such form. Abraxis shall provide AstraZeneca with sufficient quantities of Medical Resource Forms and AstraZeneca shall cause the Representatives to provide such forms to prescribers.

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14	Noncompetition

14.1	Noncompetition

14.1.1	Subject to Section 14.1.4, from the date hereof through expiration of the Term or earlier termination of this Agreement, AstraZeneca shall not, and shall cause its Affiliates not to, directly or indirectly, (i) market, Promote, distribute, sell or accept orders for the sale of any Competing Product in the Territory, (ii) assist or cooperate in any way with any other Person in connection with the marketing, Promotion, distribution, selling or acceptance of orders for the sale of any Competing Product in the Territory, or (iii) grant any third party any license under any patent or patent application owned or Controlled by AstraZeneca or its Affiliates to sell or offer to sell any Competing Product in the Territory. The foregoing shall not be interpreted to prohibit the marketing, Promotion, distribution, sale, or acceptance of orders for the sale of a product that is not itself a Competing Product (a “Noncompeting Product”), even if such Noncompeting Product can be used for an [***] in combination with a Competing Product (any such Noncompeting Product, a “Combination Product”); provided that, during the Term, AstraZeneca shall not, and AstraZeneca shall cause its Affiliates not to, (a) permit any Person who is or was a member of the AstraZeneca Designated Sales Force to market, Promote, or Detail any Combination Product in the Territory or (b) enter into a co-promotion, licensing or other commercial arrangement with any Person for the Promotion or marketing in the Territory of any Noncompeting Product in combination with, or as part of a treatment regimen with, any Competing Product.

14.1.2

Subject to Section 14.1.4, during the First Residual Period and the Second Residual Period, AstraZeneca shall not, and shall cause its Affiliates not to, directly or indirectly, (i) market, Promote, distribute, sell or accept orders for the sale of any Competing Product in the Territory, (ii) assist or cooperate in any way with any other Person in connection with the marketing, Promotion, distribution,

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sale or acceptance of orders for the sale of any Competing Product in the Territory, or (iii) grant any third party any license under any patent or patent application owned or Controlled by AstraZeneca or its Affiliates to sell or offer to sell any Competing Product in the Territory. The foregoing shall not be interpreted to prohibit the marketing or Promotion of a Noncompeting Product, even if such product is a Combination Product; provided that, during the First Residual Period and the Second Residual Period, AstraZeneca shall not, and AstraZeneca shall cause its Affiliates not to, (a) permit any Person who was a member of the AstraZeneca Designated Sales Force to market, Promote, or Detail any Combination Product in the Territory or (b) enter into a co-promotion, licensing or other commercial arrangement with any Person for the Promotion or marketing in the Territory of any Noncompeting Product in combination with, or as part of a treatment regimen with, any Competing Product. AstraZeneca shall have the right to be released from its obligations under this Section 14.1.2 if, in its sole discretion, AstraZeneca elects to forgo its right to receive Residual Compensation under Section 9.5 by providing written notice thereof to Abraxis.

14.1.3

Subject to Section 14.1.4, from the date hereof through expiration of the Term or earlier termination of this Agreement, Abraxis shall not, and shall cause its Affiliates not to, directly or indirectly, (i) market, Promote, distribute, sell or accept orders for the sale of any Competing Product) in the Territory, (ii) assist or cooperate in any way with any other Person in connection with the marketing, Promotion, distribution, sale or acceptance of orders for the sale of any Competing Product in the Territory, or (iii) grant any third party any license under any patent or patent application owned or Controlled by Abraxis or its Affiliates to sell, or offer to sell the Product or any Competing Product in the Territory. The foregoing shall not be interpreted to prohibit the marketing or Promotion of a Noncompeting Product, even if such product can be used for an [***] in combination with a Competing Product; provided that, during the Term, Abraxis shall not, and Abraxis shall cause its Affiliates not to, (a) permit any Person who

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is a member of the Abraxis Designated Sales Force to market, Promote, or Detail any Combination Product in the Territory or (b) enter into a co-promotion, licensing or other commercial arrangement with any Person for the Promotion or marketing in the Territory of any Noncompeting Product in combination with, or as part of a treatment regimen with, any Competing Product.

14.1.4	In the event that either AstraZeneca or Abraxis or any of their respective Affiliates acquires a Competing Product during the applicable non-competition period specified above as a result of a merger or an acquisition by such Person or Affiliate of another Person (or substantially all of its assets), such Person or its Affiliate may continue to market, Promote, distribute, sell or accept orders for the sale of such Competing Product for a period of [***] from the date of such acquisition. After the end of such [***] period such Person or Affiliate shall terminate all detailing, Promotional, marketing, distribution and sale activities relating to such Competing Product, whether by divesting such Competing Product or otherwise; provided that such Person or Affiliate shall not be required to terminate such activities if the applicable non-competition period expires prior to the end of such [***] period.

14.1.5	For a period of [***] after the expiration of the Term or the earlier termination of this Agreement, AstraZeneca shall not permit any Person who was a member of the AstraZeneca Designated Sales Force to market, Promote or Detail any Competing Product in the Territory for or on behalf of AstraZeneca or any of its Affiliates. Notwithstanding the foregoing, the obligations of this Section 14.1.5 shall not apply with respect to any product that is not itself a Competing Product, even if such product can be used for an [***] in combination with a Competing Product.

14.2	[Intentionally Omitted]

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14.3	Remedies

14.3.1	Each of Abraxis, on the one hand, and AstraZeneca, on the other hand, acknowledges that the temporal and geographic limitations set forth in Section 14.1 is reasonable and necessary to protect the legitimate interests of the other and agrees not to contest such limitations in any proceeding.

14.3.2	Upon any breach of Section 14.1 by AstraZeneca, Abraxis may, and upon a breach of Section 14.1 by Abraxis, AstraZeneca may, terminate this Agreement by providing written notice of such termination to the breaching Person in accordance with Section 21.2.1(a).

14.3.3	Abraxis, on the one hand, and AstraZeneca, on the other hand, acknowledge and agree that neither would have entered into this Agreement in the absence of the restrictions set forth in Section 14.1, and that any breach or threatened breach of any provision of Section 14.1 will result in irreparable injury to the other for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of Section 14.1 by Abraxis, on the one hand, or AstraZeneca, on the other hand, the other shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which it may be entitled in law or equity. The breaching Party agrees to waive any requirement that the other (a) post a bond or other security as a condition for obtaining any such relief and (b) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy. Nothing in this Section 14.3.3 is intended, or shall be construed, to limit the Parties’ rights to equitable relief or any other remedy for a breach of any provision of this Agreement.

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15	Confidentiality

15.1	Confidential Information. Except to the extent expressly permitted by this Agreement and subject to the provisions of Sections 15.2 and 15.3, at all times during the Term and for two (2) years following the expiration or termination hereof, the Receiving Party (a) shall keep completely confidential and shall not publish or otherwise disclose any Confidential Information furnished to it by the Disclosing Party, except to those of the Receiving Party’s employees, Affiliates, consultants or representatives who have a need to know such information (collectively, “Recipients”) to perform such Party’s obligations hereunder and (b) shall not use Confidential Information of the Disclosing Party directly or indirectly for any purpose other than performing its obligations hereunder. The Receiving Party shall be liable for any breach by any of its Recipients of the restrictions set forth in this Agreement.

15.2	Exceptions to Confidentiality. The Receiving Party’s obligations set forth in this Agreement shall not extend to any Confidential Information of the Disclosing Party:

15.2.1	that is or hereafter becomes part of the public domain through no wrongful act, fault or negligence on the part of a Receiving Party or its Recipients;

15.2.2	that is received from a third party without restriction and without breach of any agreement or fiduciary duty between such third party and the Disclosing Party;

15.2.3	that the Receiving Party can demonstrate by competent evidence was already in its possession without any limitation or restriction on use or disclosure prior to its receipt from the Disclosing Party;

15.2.4	that is generally made available to third parties by the Disclosing Party without any restriction imposed by the Disclosing Party on disclosure, whether such restriction is by contract, fiduciary duty or by operation of law; or

15.2.5	that the Receiving Party can demonstrate by competent evidence was independently developed by the Receiving Party without any reference to Confidential Information.

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15.3	Authorized Disclosure. Each Party and its Recipients may disclose Confidential Information to the extent that such disclosure is made in response to a valid order of a court of competent jurisdiction or other Agency; provided, however, that the Receiving Party shall first have given notice to the Disclosing Party and given the Disclosing Party a reasonable opportunity to quash such order or to obtain a protective order requiring that the Confidential Information and/or documents that are the subject of such order be held in confidence by such court or Agency or, if disclosed, be used only for the purposes for which the order was issued; and provided further that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order shall be limited to that information that is legally required to be disclosed in such response to such court or governmental order.

15.4	Notification. The Receiving Party shall notify the Disclosing Party immediately, and cooperate with the Disclosing Party as the Disclosing Party may reasonably request, upon the Receiving Party’s discovery of any loss or compromise of the Disclosing Party’s Confidential Information.

15.5	Destruction of Confidential Information. Upon the expiration or earlier termination of this Agreement or the written request by the Disclosing Party, whichever occurs first, the Receiving Party shall (a) destroy all tangible embodiments of Confidential Information of the Disclosing Party, including any and all copies thereof, and those portions of any documents, memoranda, notes, studies and analyses prepared by the Receiving Party or its Recipients that contain, incorporate or are derived from such Confidential Information and provide written certification of such destruction to the Disclosing Party in a form reasonably acceptable to the Disclosing Party, provided that the legal department of the Receiving Party shall have the right to retain one copy of any such tangible embodiments for archival purposes, and (b) immediately cease, and shall cause its Recipients to cease, use of such Confidential Information as well as any information or materials that contain, incorporate or are derived from such Confidential Information.

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15.6	Remedies

15.6.1	In the event that a Party materially breaches Section 15.1 and, if such breach is curable using reasonable efforts, fails to cure such breach or (y) if such breach is not curable using reasonable efforts, fails to discontinue such breach, in each case within a reasonable period (not to exceed ninety (90) days) after receiving notification of such breach from the other Party, the other Party may terminate this Agreement by providing written notice of such termination to the breaching Party.

15.6.2	The Parties acknowledge and agree that the restrictions set forth in Section 15.1 are reasonable and necessary to protect the legitimate interests of the Parties and that neither Party would have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of Section 15.1 will result in irreparable injury to the other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of Section 15.1 by a Party, the other Party shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such Party may be entitled in law or equity. The breaching Party agrees to waive any requirement that the non-breaching Party (a) post a bond or other security as a condition for obtaining any such relief and (b) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy. Nothing in this Section 15.6.2 is intended, or shall be construed, to limit the Parties’ rights to equitable relief or any other remedy for a breach of any provision of this Agreement.

15.6.3

Use of Name and Disclosure of Terms. Each Party shall keep the existence of, the terms of and the transactions covered by this Agreement confidential and shall not disclose such information to any other Person through a press release or otherwise, or mention or otherwise use the name, insignia, symbol, trademark,

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trade name or logotype of the other Party or its Affiliates in any manner without the prior written consent of the other Party in each instance (which shall not be unreasonably withheld). The restrictions imposed by this Section shall not prohibit either Party from making any disclosure that is required by Applicable Law and Guidelines, rule or regulation or the requirements of a national securities exchange or another similar regulatory body. Further, the restrictions imposed on each Party under this Section 15.6.3 are not intended, and shall not be construed, to prohibit a Party from identifying the other Party in its internal business communications, provided that any Confidential Information in such communications remains subject to this Section 15.

16	Intellectual Property Rights.

16.1	Intellectual Property. Subject to Section 4.7.1, AstraZeneca shall Promote the Products only under the Product Trademarks, Abraxis Trademarks and the AstraZeneca Trademarks. Abraxis hereby grants AstraZeneca a non-exclusive, royalty-free license under the Product Patents and to use Product Trademarks, Abraxis Trademarks and Product Copyrights solely for purposes of performing AstraZeneca’s obligations hereunder, which license shall terminate upon the expiration or earlier termination of this Agreement for any reason. AstraZeneca hereby grants Abraxis a non-exclusive, royalty-free license to use the AstraZeneca Trademarks solely for purposes of performing Abraxis’ obligations hereunder, which license shall terminate upon the expiration or earlier termination of this Agreement for any reason.

16.2	No Ownership or Rights in Intellectual Property.

16.2.1

Except for the limited license expressly set forth in Section 16.1, nothing in this Agreement shall give AstraZeneca or any of its Affiliates any right, title or interest in and to the Products, the Abraxis Trademarks, the Product Trademarks, the Product Copyrights, the Product Patents or any other Trademarks or other intellectual property that Abraxis, or its Affiliates, as the case may be, own, license or maintain. Except for the limited license expressly set forth in

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Section 16.1, nothing in this Agreement shall give Abraxis or any of its Affiliates any right, title or interest in and to the AstraZeneca Trademarks or any other Trademarks or other intellectual property that AstraZeneca, or its Affiliates, as the case may be, own, license or maintain.

16.2.2	As between AstraZeneca and Abraxis, AstraZeneca acknowledges and agrees that Abraxis or its Affiliates, as the case may be, are the owners of all rights, title and interest in and to the Abraxis Trademarks, the Product Trademarks, the Product Copyrights, and Product Patents, including any form or embodiment thereof, and the goodwill now and hereafter associated therewith. AstraZeneca, on its behalf and on behalf of its Affiliates, hereby irrevocably assigns to Abraxis all of its right, title and interest worldwide in and to any of the Product Copyrights. As between AstraZeneca and Abraxis, Abraxis acknowledges and agrees that AstraZeneca or its Affiliates, as the case may be, are the owners of all rights, title and interest in and to the AstraZeneca Trademarks, including any form or embodiment thereof, and the goodwill now and hereafter associated therewith.

16.2.3

AstraZeneca shall not, or knowingly cause another Person or permit any of its Affiliates to, contest or dispute the rights of Abraxis, or any of its Affiliates, as the case may be, in and to, the Abraxis Trademarks, the Product Trademarks, the Product Copyrights, the Product Patents, any part thereof or the registrations thereof. If AstraZeneca at any time contests or disputes, or knowingly causes another Person or permits any of its Affiliates to contest or dispute, the validity of, or the rights of Abraxis, or any of its Affiliates, as the case may be, in and to, Abraxis Trademarks, the Product Trademarks, the Product Copyrights, or the Product Patents, in addition to all other remedies available to it, Abraxis shall have the right to terminate this Agreement immediately by providing written notice of such termination to AstraZeneca. Abraxis shall not, or knowingly cause another Person or permit any of its Affiliates to, contest or dispute the rights of AstraZeneca, or any of its Affiliates, as the case may be, in and to, the AstraZeneca Trademarks, any part thereof or the registrations thereof. If Abraxis

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at any time contests or disputes, or knowingly causes another Person or permits any of its Affiliates to contest or dispute, the validity of, or the rights of AstraZeneca, or any of its Affiliates, as the case may be, in and to, the AstraZeneca Trademarks, in addition to all other remedies available to it, AstraZeneca shall have the right to terminate this Agreement immediately by providing written notice of such termination to Abraxis.

16.2.4	AstraZeneca acknowledges that all use of Abraxis Trademarks, the Product Trademarks and Product Copyrights by or on behalf of AstraZeneca or any of its Affiliates shall inure to the benefit of Abraxis or its Affiliates, as the case may be. Neither AstraZeneca nor any of its Affiliates shall be entitled to any compensation for any increase in the value of Abraxis Trademarks, the Product Trademarks or in the goodwill associated therewith. AstraZeneca (upon written request of Abraxis) shall assist Abraxis, at Abraxis’ cost and expense, and its Affiliates to safeguard their full rights, title and interest in and to Abraxis Trademarks and the Product Trademarks. Abraxis acknowledges that all use of the AstraZeneca Trademarks by or on behalf of Abraxis or any of its Affiliates shall inure to the benefit of AstraZeneca or its Affiliates, as the case may be. Neither Abraxis nor any of its Affiliates shall be entitled to any compensation for any increase in the value of the AstraZeneca Trademarks or in the goodwill associated therewith. Abraxis (upon written request of AstraZeneca) shall assist AstraZeneca, at AstraZeneca’s cost and expense, and its Affiliates to safeguard their full rights, title and interest in and to the AstraZeneca Trademarks.

16.2.5

Neither AstraZeneca nor any of its Affiliates shall undertake any action to register or renew any of the Abraxis Trademarks, Product Trademarks (or any trademark similar thereto) or Product Copyrights. Neither AstraZeneca nor any of its Affiliates shall use (except in accordance with the terms hereof) or adopt any Trademark that is confusingly similar to or a colorable imitation of, or that dilutes, any Abraxis Trademarks or Product Trademark. If a registration or renewal of any of Abraxis Trademarks, Product Trademarks or Product

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Copyrights is secured by Abraxis or AstraZeneca or any of their respective Affiliates, whether or not in its name, such registration or renewal, as the case may be, shall be effected solely for the benefit of Abraxis. Upon termination of this Agreement or upon earlier request of Abraxis, any such registrations or renewals (or any pending application therefor) shall either be assigned to Abraxis, or surrendered by AstraZeneca or its Affiliates, as applicable, for cancellation, as Abraxis shall direct in writing. AstraZeneca shall, and shall cause its Affiliates to, as applicable, voluntarily file with appropriate Agencies any statement required in connection with such assignment, surrender or cancellation. Neither Abraxis nor any of its Affiliates shall undertake any action to register or renew any of the AstraZeneca Trademarks (or any trademark similar thereto). Neither Abraxis nor any of its Affiliates shall use (except in accordance with the terms hereof) or adopt any trademark that is confusingly similar to or a colorable imitation of, or that dilutes, any AstraZeneca Trademark. If a registration or renewal of any of AstraZeneca Trademarks is secured by Abraxis or AstraZeneca or any of their respective Affiliates, whether or not in its name, such registration or renewal, as the case may be, shall be effected solely for the benefit of AstraZeneca. Upon termination of this Agreement or upon earlier request of AstraZeneca, any such registrations or renewals (or any pending application therefor) shall either be assigned to AstraZeneca, or surrendered by Abraxis or its Affiliates, as applicable, for cancellation, as AstraZeneca shall direct in writing. Abraxis shall, and shall cause its Affiliates to, as applicable, voluntarily file with appropriate Agencies any statement required in connection with such assignment, surrender or cancellation.

16.3	Intellectual Property Infringement.

16.3.1	Each Party shall promptly notify the other Party of any actual infringement of the Product Trademarks, Product Copyrights, Product Patents, Abraxis Trademarks, or AstraZeneca Trademarks by a third party of which it becomes aware or reasonably believes to exist.

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(a)	In the event of any infringement of any Abraxis Trademark, Product Trademark, Product Copyright, or Product Patent by any Person, then as between Abraxis, on the one hand, and AstraZeneca and its Affiliates, on the other, Abraxis, at its sole expense, shall have the sole right (but not the obligation) to commence, maintain or terminate, whether by settlement or otherwise, any action to enforce its rights in such Abraxis Trademark, Product Trademark, Product Copyright or Product Patent and pursue injunctive, compensatory and other remedies and relief against such Person. Abraxis shall have the right to retain all damages and other proceeds resulting from any such actions. If Abraxis elects to commence any action referred to in this Section 16.3.1(a), AstraZeneca, at Abraxis’ expense, shall use all reasonable efforts to assist and cooperate with Abraxis as requested by Abraxis in such actions. Abraxis shall not consent to the entry of any judgment or enter into any settlement with respect to any such action without the prior written consent of AstraZeneca (not to be unreasonably withheld or delayed) if such judgment or settlement would enjoin or grant other equitable relief against AstraZeneca or otherwise materially and adversely affect AstraZeneca.

(b)

In the event of any infringement of any AstraZeneca Trademark by any Person, then as between AstraZeneca, on the one hand, and Abraxis and its Affiliates, on the other, AstraZeneca, at its sole expense, shall have the sole right (but not the obligation) to commence, maintain or terminate, whether by settlement or otherwise, any action to enforce its rights in such AstraZeneca Trademark and pursue injunctive, compensatory and other remedies and relief against such Person. AstraZeneca shall have the right to retain all damages and other proceeds resulting from any such actions. If AstraZeneca elects to commence any action referred to in this Section 16.3.1(a), Abraxis, at AstraZeneca’s expense, shall use all reasonable efforts to assist and cooperate with AstraZeneca as requested by

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AstraZeneca in such actions. AstraZeneca shall not consent to the entry of any judgment or enter into any settlement with respect to any such action without the prior written consent of Abraxis (not to be unreasonably withheld or delayed) if such judgment or settlement would enjoin or grant other equitable relief against Abraxis or otherwise materially and adversely affect Abraxis.

16.3.2	Subject to the terms and conditions of this Agreement, including Sections 18, 21.2.1(e) and 21.3, if, as a result of any such action, a judgment is entered by a U.S. court of competent jurisdiction, or a settlement is entered into by Abraxis, enjoining the marketing or Promotion of the Product in the Territory or the use of any Abraxis Trademark, Product Trademark or Product Copyright in connection with the marketing or Promotion of the Product in the Territory, then Abraxis, AstraZeneca and its Affiliates shall cease marketing and Promoting the Product in the Territory or using such Abraxis Trademark, Product Trademark or Product Copyright in connection with the marketing and Promotion of Product in the Territory, as applicable, so long as such injunction remains in effect. Subject to the terms and conditions of this Agreement, including Sections 18, 21.2.1(e) and 21.3, if, as a result of any such action, a judgment is entered by a U.S. court of competent jurisdiction, or a settlement is entered into by AstraZeneca, enjoining the use of any AstraZeneca Trademark in connection with the Promotional Materials, then Abraxis, AstraZeneca and its Affiliates shall cease using such AstraZeneca Trademark in connection with the Promotional Materials, so long as such injunction remains in effect.

17	Representations and Warranties

17.1	Representations and Warranties of Each Party.

17.1.1

Each Party represents and warrants to the other Party as follows: (i) it is a duly organized and validly existing corporation under the laws of its jurisdiction of incorporation; (ii) it has full corporate power and authority and has taken all

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corporate action necessary to enter into and perform this Agreement; (iii) the execution and delivery of this Agreement and the performance of its obligations hereunder do not and will not violate, conflict with, or constitute a default under its charter or similar organization document, its by-laws, any Applicable Laws and Guidelines, or the terms or provisions of any material agreement or other instrument to which it is a party or by which it is bound, or any order, award, judgment or decree to which it is a party or by which it is bound; (iv) this Agreement is its legal, valid and binding obligation, enforceable in accordance with its terms.

17.1.2	Each Party represents and warrants that it has not been debarred and is not subject to debarment and that it shall not knowingly use in any capacity, in connection with the services to be performed under this Agreement, any person who has been debarred pursuant to Section 306 of the Act or who is the subject of a conviction described in such section. Each Party shall notify the other in writing immediately if it or any member of its Designated Sales Forces is debarred or is the subject of a conviction described in Section 306 of the Act, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of either Party’s knowledge, is threatened, relating to the debarment or conviction of either Party or any member of either Party’s Designated Sales Forces.

17.2	Representations and Warranties of Abraxis. Abraxis represents and warrants to AstraZeneca as follows:

17.2.1	Product Patents, Product Trademarks and Product Copyrights. As of the execution date of this Agreement:

(a) Schedule 17.2.1 sets forth a list of the Product Patents listed by Abraxis in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations (the “Orange Book”) claiming the Product or the method of using the Product, as

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required by the Act, and existing as of the execution date of this Agreement. Abraxis is the sole and exclusive owner of the entire right, title and interest in and to the Product Patents assigned to Abraxis as of the execution date of this Agreement and the Product Trademarks and Product Copyrights, in each case, existing in the Territory as of the execution date of this Agreement.

(b) The Product Patents assigned to Abraxis as of the execution date of this Agreement and the Product Trademarks and Product Copyrights, in each case, existing in the Territory as of the execution date of this Agreement, are not subject to any mortgage, lien, security interest or claim of ownership by any third party.

17.2.2	Non-Infringement of Third Party Rights. As of the execution date of this Agreement, Abraxis has not received any written claim alleging that the manufacture, use or sale of the Product in the Territory or the use of the Product Trademark or Product Copyrights in the Territory infringes or misappropriates the patent rights or other intellectual property rights of any third party, and, to the Knowledge of Abraxis, the manufacture, use or sale of the Product in the Territory or the use of the Product Trademark or Product Copyrights in the Territory does not infringe or misappropriate the patent rights or other intellectual property rights of any third party.

17.2.3	Existing Patents in the Territory. As of the execution date of this Agreement, to the Knowledge of Abraxis, the Product Patents set forth on Schedule 17.2.1 are not subject to any pending or threatened re-examination, interference or litigation proceedings in the Territory.

17.2.4	EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ABRAXIS MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR VALIDITY, CONCERNING THE PRODUCT, THE PRODUCT PATENTS, THE PRODUCT COPYRIGHTS, OR THE PRODUCT TRADEMARKS.

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18	Indemnification.

18.1	Indemnification of Abraxis. AstraZeneca shall defend, indemnify and hold harmless Abraxis, its Affiliates and its and their respective officers, directors, employees and agents (the “Abraxis Indemnified Parties”) from and against any and all Losses incurred by them to the extent resulting from or arising out of or in connection with (a) any breach of any obligation in this Agreement by AstraZeneca, (b) the inaccuracy or breach of any representation or warranty made by AstraZeneca in this Agreement, or (c) any claim by a third party alleging that the use of the AstraZeneca Trademarks infringes the intellectual property rights of such third party. Notwithstanding anything in this Section 18.1 to the contrary, AstraZeneca shall not be obligated to indemnify any Abraxis Indemnified Parties from and against any Losses (i) for which Abraxis has an obligation to indemnify the AstraZeneca Indemnified Parties pursuant to Section 18.2, as to which Losses each Party shall indemnify the other to the extent of their respective responsibility for such Losses, or (ii) to the extent the Losses arise as a result of gross negligence or willful misconduct on the part of any Abraxis Indemnified Parties (for the avoidance of doubt, the foregoing limitation shall not apply to any acts that the Abraxis Indemnified Parties are obligated to perform under this Agreement to avoid a breach by the Abraxis Indemnified Parties of this Agreement).

18.2

Indemnification of AstraZeneca. Abraxis shall defend, indemnify and hold harmless AstraZeneca, its Affiliates and its and their respective officers, directors, employees and agents (the “AstraZeneca Indemnified Parties”) from and against any and all Losses incurred by them to the extent resulting from or arising out of or in connection with (a) any breach of any obligation in this Agreement by Abraxis, (b) the inaccuracy or breach of any representation or warranty made by Abraxis in this Agreement, (c) product liability or intellectual property infringement claims resulting from the manufacture, promotion or sale of the Product, and (d) Abraxis’ use of Promotional Materials that have

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not been approved by AstraZeneca during the transitional period contemplated by Section 4.7.1. Notwithstanding anything in this Section 18.2 to the contrary, Abraxis shall not be obligated to indemnify the AstraZeneca Indemnified Parties from and against any Losses (i) for which AstraZeneca has an obligation to indemnify the Abraxis Indemnified Parties pursuant to Section 18.1, as to which Losses each Party shall indemnify the other to the extent of their respective responsibility for such Losses, or (ii) to the extent the Losses arise as a result of gross negligence or willful misconduct on the part of any AstraZeneca Indemnified Parties (for the avoidance of doubt, the foregoing limitation shall not apply to any acts that the AstraZeneca Indemnified Parties are obligated to perform under this Agreement to avoid a breach by the AstraZeneca Indemnified Parties of this Agreement).

18.3	Notice of Claim. An Indemnified Party shall give the Indemnifying Party prompt written notice of any Loss or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under Section 18.1 or 18.2 (an “Indemnification Claim Notice”). In no event shall the Indemnifying Party be liable for any Loss that results from any delay in providing the Indemnification Claim Notice. Each Indemnification Claim Notice shall contain a description of the claim and the nature and amount of the Loss claimed (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any such Loss. For the avoidance of doubt, all indemnification claims in respect of a Party, its Affiliates or their respective directors, officers, employees and agents (each, an “Indemnitee”) shall be made solely by such Party to this Agreement.

18.4	Indemnification Procedures. The obligations of an Indemnifying Party under this Section 18 with respect to a Third Party Claim shall be governed by and contingent upon the following:

18.4.1	Assumption of Defense. At its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified

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Party within fourteen (14) days after the Indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify any Indemnitee in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnified Party’s claim for indemnification.

18.4.2	Control of the Defense. Upon the assumption of the defense of a Third Party Claim by the Indemnifying Party:

(i)	the Indemnifying Party may appoint as lead counsel in, and control, the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party, which shall be reasonably acceptable to the Indemnified Party, and

(ii)	except as expressly provided in Section 18.4.3, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party or any Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim. In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless an Indemnitee from and against the Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including lawyers’ fees and costs of suit) and any Loss incurred by the Indemnifying Party in its defense of the Third Party Claim with respect to such Indemnified Party or Indemnitee.

18.4.3

Right to Participate in the Defense. Without limiting Section 18.4.1 or 18.4.2 any Indemnitee shall be entitled to participate in, but not control, the defense of a Third Party Claim and to retain counsel of its choice for such purpose; provided,

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however, that such retention shall be at the Indemnitee’s own expense unless, (a) the Indemnifying Party has failed to assume the defense and retain counsel in accordance with Section 18.4.1 (in which case the Indemnified Party shall control the defense), or (b) the interests of the Indemnitee and the Indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Applicable Laws and Guidelines, ethical rules or equitable principles.

18.4.4	Settlement. With respect to all Losses in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of a Third Party Claim in accordance with Section 18.4.1, (i) the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Losses, provided that it obtains the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed and (ii) no Indemnified Party or Indemnitee shall admit any liability with respect to, or settle, compromise or discharge, any such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

18.4.5	Cooperation. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each other Indemnitee to, reasonably cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours by the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making the Indemnified Party, the Indemnitees and its and their employees and agents available on a mutually convenient basis to provide additional information and explanation of any records or information provided, and the Indemnifying Party shall reimburse the Indemnified Party for all its related reasonable out-of-pocket expenses.

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18.4.6	LIMITATION OF DAMAGES. THE PARTIES SHALL ONLY BE LIABLE FOR ACTUAL DAMAGES AND SHALL NOT BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES OF ANY KIND RELATING TO OR ARISING OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMITATION SET FORTH IN THIS SECTION SHALL NOT APPLY TO LOSSES ARISING FROM THIRD PARTY CLAIMS AND SHALL NOT IMPAIR EITHER PARTY’S RIGHTS TO INJUNCTIVE OR OTHER EQUITABLE RELIEF OR REMEDIES.

19	Generic Product; Net Sales Failure

19.1	Generic Product. If there is a Generic Drug version of the Product launched in the Territory, the Parties shall meet within [***] days after the launch of such Generic Drug version of the Product to discuss in good faith possible amendments to this Agreement to appropriately account for such event. If the Parties are unable to agree on such amendments after negotiating in good faith for a period [***], then either Party shall have the right to terminate this Agreement by providing [***] prior written notice to the other Party. If the Agreement is terminated by either Party pursuant to this Section 19.1, Abraxis shall refund to AstraZeneca an amount equal to the Smaller Clawback Amount within sixty (60) days of the effectiveness of such termination in accordance with Section 21.3. In such event AstraZeneca shall not be entitled to receive Residual Compensation pursuant to Section 9.5.

19.2

Net Sales Failure. If during any Two-Year Forecast Period the aggregate Net Sales during such period are less than [***] of the Two-Year Net Sales Forecasts for such period in the applicable Business Plan (a “Net Sales Failure” and any such period a “Net Sales Failure Period”) and a Party had a number of Details that was less than [***] of such Party’s Details Requirement (defined below) for the Net Sales Failure Period, then

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the other Party shall have the right to terminate this Agreement by providing written notice of termination (a “Net Sales Failure Notice”) to the first Party. A termination of this Agreement pursuant to this Section 19.2 shall become effective thirty (30) days after the delivery of the applicable Net Sales Failure Notice. Notwithstanding the foregoing, a Party may not terminate this Agreement pursuant to this Section 19.2 if, during the applicable Net Sales Failure Period, such Party performs a number of Details that is less than [***] of such Party’s Details Requirement for the Net Sales Failure Period. With respect to any Net Sales Failure Period or other period, a Party’s “Details Requirement” shall be equal to the total of the Mandatory Detail Requirements for each of the Trimesters that fall within such Net Sales Failure Period or other period, prorated as necessary to take into account any Trimester that only partially falls within such Net Sales Failure Period or other period.

19.3	Consequences of Termination for Net Sales Failure.

19.3.1	If Abraxis Fails to Meet Detail Minimum. If AstraZeneca terminates the Agreement pursuant to Section 19.2 Abraxis shall refund to AstraZeneca the Larger Clawback Amount within sixty (60) days of the effectiveness of such termination in accordance with Section 21.3, and AstraZeneca shall be entitled to receive Residual Compensation pursuant to Section 9.5.

19.3.2	If AstraZeneca Fails to Meet Detail Minimum. If Abraxis terminates the Agreement pursuant to Section 19.2, AstraZeneca shall not be entitled to any clawback amount and shall not be entitled to receive Residual Compensation pursuant to Section 9.5, and AstraZeneca shall refund to Abraxis the Abraxis Clawback Amount within sixty (60) days of the effectiveness of such termination. The “Abraxis Clawback Amount” means an amount equal to [***] by Abraxis to AstraZeneca from the Effective Date multiplied by a fraction, the numerator of which is (x) AstraZeneca’s Details Requirement for the period from the Effective Date through the end of the Net Sales Failure Period (the “Measurement Period”), minus(y) the number of Details AstraZeneca actually performed during the Measurement Period, and the denominator of which is AstraZeneca’s Details Requirement for the Measurement Period.

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20	Change of Control

If Abraxis, on the one hand, or AstraZeneca or AstraZeneca PLC, on the other hand, undergoes a Change of Control, then the other Party shall have the right from and after the effective date of such Change of Control, until the six (6) months after the effective date of such Change of Control (the “Termination Period”), to terminate this Agreement by written notice to the other Party. If the other Party elects to so terminate, then such termination shall be effective six (6) months after the date of such Party’s notice of its election to terminate or such earlier date as such Party may elect and specify in such termination notice.

21	Term and Termination

21.1	Term.

21.1.1	Unless earlier terminated in accordance with the terms hereof, the term of this Agreement (the “Term”) shall commence on the Effective Date and continue for a period of five and one-half years.

21.1.2	No later than [***] prior to the scheduled expiration of the Term, the Parties shall meet to discuss whether the Term shall be extended and the terms and conditions on which such extension would be made; provided that neither Party shall have any obligation to extend the Term.

21.2	Termination.

21.2.1	In addition to any other provision of this Agreement expressly providing for termination of this Agreement, this Agreement may be terminated by either Party:

(a)	in the event of a material breach of this Agreement by the other Party, which breach remains uncured thirty (30) days after written notice of such breach is given to the breaching Party (the “Cure Period”); provided, however, that if the breach is capable of being cured and so long as the breaching Party continues to make reasonable efforts to cure such breach the Cure Period shall be extended for an additional sixty (60) days;

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(b)	immediately upon written notice if the other Party shall file in any court or Agency, pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party shall be served with an involuntary insolvency petition filed against it in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other Party shall propose or be a Party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of its creditors; or

(c)	upon thirty (30) days’ prior written notice to the other Party in the event the FDA causes the withdrawal of the Product from the market at any time after the Effective Date for a period in excess of one-hundred twenty (120) days. Such notice of termination must be given within thirty (30) days of the conclusion of such one hundred twenty (120) day period; or

(d)

by either Party on giving thirty (30) days’ written notice to the other, which shall be effective on the expiration date of such thirty (30) day period in the event that the other Party (the “Violating Party”) is convicted of a felony for violating, or a final, non-appealable order is issued by a court of competent jurisdiction finding that the Violating Party violated, any Applicable Laws and Guidelines, the Federal Foreign Corrupt Practices Act or any securities laws or regulations (collectively, the “Relevant Laws”), which are of such a nature that the Violating Party’s violation of any Relevant Laws would reasonably be expected to be injurious in any material respect to the business reputation of the other

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Party as a consequence of the Parties’ performance of their obligations pursuant to this Agreement, except, however, this clause shall have no application in the case of civil or criminal proceedings that either Party has disclosed to the other Party in writing prior to the Effective Date or that are otherwise disclosed in either Party’s reports or statements filed pursuant to the Securities Exchange Act of 1934 prior to the Effective Date. Such notice of termination must be given within thirty (30) days of the terminating Party becoming aware of the circumstances described in this Section 21.2.1(d); or

(e)	in the event any court of competent jurisdiction issues a final order or judgment, from which no appeal can be taken or from which no appeal is taken within the time period permitted for appeal, that the manufacture, use or sale of the Product in the Territory infringes the patent rights or misappropriates the trade secrets of a third party. Such notice of termination must be given within thirty (30) days of the terminating Party becoming aware of the circumstances described in this Section 21.2.1(d).

21.3	Effect of Termination or Expiration.

Upon the effective date of termination or expiration of this Agreement, AstraZeneca shall immediately cease all Promotion of the Products and discontinue the use of any Promotional Materials and Product samples. If AstraZeneca terminates this Agreement pursuant to Sections 12.5.2 (Failure of Supply), Section 19.3.1 (If Abraxis Fails to Meet Detail Minimum), 21.2.1(c) (Regulatory Withdrawal of Product), 21.2.1(d) (Violation of Law) or 21.2.1(e) (IP Infringement), then Abraxis shall refund to AstraZeneca an amount equal to the Larger Clawback Amount within sixty (60) days of the effectiveness of such termination. If AstraZeneca terminates this Agreement pursuant to Sections 19.1 (Generic Product) or 21.2.1(b) (Insolvency), then Abraxis shall refund to AstraZeneca an amount equal to the Smaller Clawback Amount within sixty (60) days of the effectiveness of such termination. Notwithstanding anything herein to the contrary, in

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no event shall Abraxis be required to refund to AstraZeneca the Smaller Clawback Amount, the Larger Clawback Amount or any Signing Fee, if AstraZeneca has not paid to Abraxis the Signing Fee.

21.4	Return of All Materials.

Upon the termination or expiration of this Agreement, AstraZeneca shall promptly return to Abraxis all Product samples, all Promotional Materials, and all training materials that Abraxis provided to AstraZeneca pursuant to this Agreement that are in the possession of, or under the control of, AstraZeneca or its Designated Sales Forces.

21.5	Survival.

21.5.1	The expiration or termination of this Agreement for any reason shall be without prejudice to any rights or obligations of the Parties that may have accrued prior to such termination, and the provisions of Sections 4.5, 5.3, 8.1, 8.2, 8.3.4 (but only so long as the First Residual Period and Second Residual Period remain in effect), 8.4, 8.7, 9.2 (with regard to Compensation for the final Calendar Quarter), 9.3 (with regard to Shared Expenses in the final Calendar Quarter), 9.5, 9.7, 12.5.2 (penultimate sentence), 14.1.2 (except in the case where AstraZeneca elects to be released from its obligation under Section 14.1.2), 14.1.4 (except in the case where AstraZeneca elects to be released from its obligation under Section 14.1.2), 14.1.5 and 14.3, Sections 15, 16 (other than Sections 16.1 and 16.3.1), 17, 18, 19.1 (penultimate sentence), 19.3, 21.3, 21.4, 22, 24 through 34 and this Section 21.5 shall survive the expiration or termination of this Agreement for any reason.

21.5.2	Except as otherwise expressly provided herein, termination of this Agreement in accordance with the provisions hereof shall not limit the remedies that may otherwise be available in law or equity.

22	Governing Law, Jurisdiction; Dispute Resolution

22.1	Governing Law. The interpretation and construction of this Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

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22.2	Jurisdiction. Subject to Sections 14.3.3 and 15.6.2, the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of state and federal courts located in the State of Delaware for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts.

22.3	Dispute Resolution. Subject to Section 10.4, in the event of a dispute arising out of or relating to this Agreement either Party may provide written notice of the dispute to the other, in which event the dispute shall be referred to the executive officers designated below or their successors, for attempted resolution by good faith negotiations within sixty (60) days after such notice is received. Said designated officers are initially as follows:

For Abraxis: its Chief Executive Officer or his designate

For AstraZeneca: its Chief Executive Officer or his designate

In the event the designated executive officers do not resolve such dispute within the allotted sixty (60) days, subject to Section 10.4, either Party may, after the expiration of the sixty (60) day period, seek to resolve the dispute in a court of competent jurisdiction in accordance with this Section 22.

23	Force Majeure

No liability shall result from, and no right to terminate shall arise, in whole or in part, based upon any delay in performance or non-performance, in whole or in part, by either of the Parties to this Agreement to the extent that such delay or non-performance is caused by an event of Force Majeure. “Force Majeure” means an event that is beyond a non-performing Party’s reasonable control, including an act of God, act of the other Party, strike, lock-out or other industrial/labor dispute, failure of albumin or paclitaxel supply due to circumstances beyond Abraxis’ control (which shall not be deemed to include Abraxis’ failure to procure supply of albumin or paclitaxel or any other raw

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material for financial reasons), war, riot, civil commotion, terrorist act, malicious damage, epidemic, quarantine, fire, flood, storm, natural disaster or compliance with any law or governmental order, rule, regulation or direction, whether or not it is later held to be invalid or inapplicable. The Force Majeure Party shall within ten (10) days of the occurrence of the Force Majeure event, give written notice to the other Party stating the nature of the Force Majeure event, its anticipated duration and any action being taken to avoid or minimize its effect. Any suspension of performance shall be of no greater scope and of no longer duration than is reasonably required and the Force Majeure Party shall use reasonable effort to remedy its inability to perform; provided, however, if the suspension of performance continues for sixty (60) days after the date of the occurrence, and such failure to perform would constitute a material breach of this Agreement in the absence of such event of Force Majeure, the Parties shall meet and discuss in good faith any amendments to this Agreement to permit the other Party to exercise its rights under this Agreement. If the Parties are not able to agree on such amendments within sixty (60) days and if the suspension of performance continues, such other Party shall have the right, notwithstanding the first sentence of this Section 23, to terminate this Agreement immediately by written notice to the Force Majeure Party, in which case neither Party shall have any liability to the other except for those rights and liabilities that accrued prior to the date of termination.

24	Waiver and Non-Exclusion of Remedies

A Party’s failure to enforce, at any time or for any period of time, any provision of this Agreement, or to exercise any right or remedy shall not constitute a waiver of that provision, right or remedy or prevent such Party from enforcing any or all provisions of this Agreement and exercising any rights or remedies. To be effective any waiver must be in writing. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by law or otherwise available except as expressly set forth herein.

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25	Notices

25.1	Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 25.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 25.1. Such Notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. This Section is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

25.2	Address for Notice.

For :	AstraZeneca UK Limited

Address: 15 Stanhope Gate

London, England W1K 1LN

Facsimile: +44 207-304-5196

For the attention of: Graeme HR Musker, Company Secretary and Solicitor

With a copy to: AstraZeneca Pharmaceuticals LP

Address: 1800 Concord Pike

Wilmington, DE 19803

Facsimile: 302-886-2459

For the attention of: Glenn Engelmann

For :	Abraxis Bioscience, Inc.

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Address:	11777 San Vicente Boulevard, Suite 500

Los Angeles, CA 90049

Facsimile:	310-826-8525

For the attention of: Chief Executive Officer

With a copy to: Abraxis Bioscience, Inc.

Address:	11777 San Vicente Boulevard, Suite 500

Los Angeles, CA 90049

Facsimile:	310-826-8525

For the attention of: General Counsel

26	Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement. This Agreement supersedes all prior agreements, whether written or oral, with respect to the subject matter of the Agreement. Each Party confirms that it is not relying on any representations, warranties or covenants of the other Party except as specifically set out in this Agreement. Nothing in this Agreement is intended to limit or exclude any liability for fraud. All Schedules or Exhibits referred to in this Agreement are intended to be and are hereby specifically incorporated into and made a part of this Agreement. In the event of any inconsistency between any such Schedules or Exhibits and this Agreement, the terms of this Agreement shall govern.

27	Amendment

Any amendment or modification of this Agreement must be in writing and signed by authorized representatives of both Parties.

28	Assignment

Neither Party may assign its rights or, except as provided in Section 4.1.4, delegate its obligations under this Agreement, in whole or in part without the prior written consent of the other Party, which consent shall not be unreasonably withheld, except that AstraZeneca and Abraxis shall always have the right, without such consent, (a) to

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perform any or all of its obligations and exercise any or all of its rights under this Agreement through any of its Affiliates (provided that AstraZeneca or Abraxis, as applicable, shall remain responsible for any failure to perform on the part of any such Affiliates), and (b) on written notice to the other Party, assign any or all of its rights and delegate or subcontract any or all of its obligations hereunder to any of its Affiliates or to any successor in interest (whether by merger, acquisition, asset purchase or otherwise) to all or substantially all of the business to which this Agreement relates. Any permitted successor of a Party or any permitted assignee of all of a Party’s rights under this Agreement that has also assumed all of such Party’s obligations hereunder in writing shall, upon any such succession or assignment and assumption, be deemed to be a party to this Agreement as though named herein (provided that the assigning or delegating Party shall remain responsible for any failure of the assignee or delegatee to perform its obligations hereunder), whereupon the assigning Party shall cease to be a party to this Agreement and shall cease to have any rights or obligations under this Agreement. All validly assigned rights of a Party shall inure to the benefit of and be enforceable by, and all validly delegated obligations of such Party shall be binding on and be enforceable against, the permitted successors and assigns of such Party. Any attempted assignment or delegation in violation of this Section shall be void. Notwithstanding any other provision of this Section, the terms of this Agreement may be varied, amended or modified or this Agreement may be suspended, cancelled or terminated without the consent of any assignee or delegate that is not deemed pursuant to the provisions of this Section 28 to have become a party to this Agreement.

29	No Benefit to Others

The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights in any other persons except as otherwise expressly provided in this Agreement.

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30	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument. An executed signature page of this Agreement delivered by facsimile transmission shall be as effective as an original executed signature page.

31	Severability

To the fullest extent permitted by applicable law, the Parties waive any provision of law that would render any provision in this Agreement invalid, illegal or unenforceable in any respect. If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect, then such provision will be given no effect by the Parties and shall not form part of this Agreement. To the fullest extent permitted by applicable law and if the rights or obligations of any Party will not be materially and adversely affected, all other provisions of this Agreement shall remain in full force and effect and the Parties will use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with applicable law and achieves, as nearly as possible, the original intention of the Parties.

32	Further Assurance

Each Party shall perform all further acts and things and execute and deliver such further documents as may be necessary or as the other Party may reasonably require to implement or give effect to this Agreement.

33	Publicity

It is understood that the Parties intend to issue separate press releases announcing the execution of this Agreement and agree that each Party may desire or be required to issue subsequent press releases relating to the Agreement or activities hereunder. The Parties agree to consult with each other reasonably and in good faith with respect to the text and timing of such press releases prior to the issuance thereof, provided that a Party may not unreasonably withhold consent to such releases, and that either Party may issue such press releases as it determines, based on advice of counsel, are reasonably necessary to comply with laws or regulations or for appropriate market disclosure.

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34	Relationship of the Parties

The status of a Party under this Agreement shall be that of an independent contractor. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, or agency relationship between the Parties or, except as otherwise expressly provided in this Agreement, as granting either Party the authority to bind or contract any obligation in the name of or on the account of the other Party or to make any statements, representations, warranties, or commitments on behalf of the other Party. All Persons employed by a Party or any of its Affiliates shall be employees of such Party or its Affiliates and not of the other Party or such other Party’s Affiliates and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party or its Affiliates, as applicable.

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Execution

AstraZeneca UK Limited		Abraxis Bioscience, Inc.

By:		By:
Name:	Graeme Musker	Name:	Patrick Soon-Shiong, CEO